Exhibit 1.1

CREDIT SUISSE

Warrants

DISTRIBUTION AGREEMENT

May 26, 2009

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010-3629

Merrill Lynch, Pierce, Fenner & Smith Incorporated

4 World Financial Center, 6th Floor

New York, New York 10080

Ladies and Gentlemen:

1.                                      Introduction.

Credit Suisse, a corporation that is existing under the laws of Switzerland (the “Issuer”), confirms its agreement with each of you (each of you, a “Distributor” and collectively, the “Distributors”) with respect to the issue and sale from time to time by the Issuer, directly or through any of its branches, of its warrants registered under the registration statement referred to in Section 2(a) (any such warrants being hereinafter referred to as the “Securities,” which expression shall, if the context so admits, include any permanent global Security).  The Securities will be issued under the provisions of a warrant agreement (the “Warrant Agreement”) between the Issuer and The Bank of New York Mellon, as warrant agent (the “Warrant Agent”) substantially in the form of Exhibit B hereto.

The Securities shall have the terms described in the Final Prospectus referred to in Section 2(a) as it may be amended or supplemented from time to time, including any supplement to the Final Prospectus that sets forth only the terms of a particular issue of the Securities (a “Pricing Supplement”). Securities will be issued, and the terms thereof established, from time to time by the Issuer in accordance with the Warrant Agreement.

2.                                      Representations and Warranties of the Issuer.

The Issuer represents and warrants to, and agrees with, the Distributors as follows:

(a)           Filing and Effectiveness of Registration Statement; Certain Defined Terms.  The Issuer has filed with the Commission on March 25, 2009 a registration statement on Form F-3ASR (No. 333-158199), including a related prospectus, covering the registration under the Act of certain of the Issuer’s warrants (the “Registered Securities,” which include the Securities), which has become effective.  “Registration Statement” at any particular time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and all 430B Information and all 430C Information with respect to such registration statement, that in any case has not been superseded or modified.  “Registration Statement” without reference to a time means the Registration Statement as of the Effective Time.  For purposes of this definition, 430B Information shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.

For purposes of this Agreement:

“430B Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430B(e) or retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B(f).

“430C Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means the time and date so stated in a schedule in the form of Exhibit A-1 hereto (the “General Disclosure Package Schedule”), which schedule shall be prepared by the Issuer and approved by the applicable Distributor(s) prior to or at the Applicable Time in connection with each issue of the Securities and which schedule may be a schedule to the Terms Agreement (if any).

“Commission” means the Securities and Exchange Commission.

“Delivery Representation Date” refers to each time that the Registration Statement or Final Prospectus shall be amended or supplemented through the filing with the Commission by the Issuer of an annual report on Form 20-F or report on Form 6-K containing semi-annual financial information incorporated by reference in the Registration Statement (or any amendment thereto).

“Effective Time” of the Registration Statement relating to the Securities means the time of the first contract of sale for the Securities.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430B Information and other final terms of the Securities and otherwise satisfies Section 10(a) of the Act.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its inclusion in the General Disclosure Package Schedule.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Issuer’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

“Representation Date” refers to each of the times of acceptance and of delivery referred to in Section 7(a) hereof and each date on which the Distributor confirms and acknowledges a properly executed notice in the form attached as Exhibit C hereto (a “Notice of New Registration Statement”) delivered by the Issuer.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the New York Stock Exchange and the NASDAQ Stock Market (“Exchange Rules”).

“Statutory Prospectus” with reference to any particular time means the prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time, including all 430B Information and all 430C Information with respect to the Registration Statement.  For purposes of the foregoing definition, 430B Information shall be considered to be included in the Statutory Prospectus only as of the actual time that form of prospectus (including a prospectus supplement or Pricing Supplement) is filed with the Commission pursuant to Rule 424(b) and not retroactively.

“Terms Agreement” means a Terms Agreement referred to in Section 3 relating to the Securities.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

(b)           Compliance Requirements under the Act.  (i) (A) At the time the Registration Statement initially became effective, (B) at the time of each amendment to the Registration Statement for the purposes of complying with Section 10(a)(3) of the Act (whether by post-effective amendment, incorporated report or form of prospectus), (C) at the Effective Time relating to the Securities, (D) on each Representation Date and (E) if specified in a Terms Agreement, if any, at the time of delivery of the Securities described in such Terms Agreement, the Registration Statement conformed and will conform in all respects to the requirements of the Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) (A) on its date, (B) at the time of filing the Final Prospectus pursuant to Rule 424(b), (C) on each Representation Date and (D) if specified in a Terms Agreement, if any, at the time of delivery of the Securities described in such Terms Agreement, the Final Prospectus will conform in all respects to the requirements of the Act and the Rules and Regulations, and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.  The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Issuer by the Distributors specifically for use therein, it being understood and agreed that, if there is any Terms Agreement, the only such information is that described as such in the Terms Agreement.

(c)           Automatic Shelf Registration Statement.

(i)            Well-Known Seasoned Issuer Status.  (A) At the time of initial filing of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (C) at the time the Issuer or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption of Rule 163, the Issuer was a “well known seasoned issuer” as defined in Rule 405, by virtue of paragraph (l)(ii)(c) of such definition, including not having been an “ineligible issuer” as defined in Rule 405.

(ii)           Effectiveness of Automatic Shelf Registration Statement.  The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, that initially became effective within three years of the date of this Agreement and any Terms Agreement.  If immediately prior to the Renewal Deadline (as hereinafter defined), any of the Securities remain unsold by the Distributors, the Issuer will prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Securities, either alone or together with its parent company, in a form satisfactory to the applicable Distributor(s).  If the Issuer is no longer eligible to file an automatic shelf registration statement, either alone or together with its parent company, the Issuer will prior to the Renewal Deadline file, if it has not already done so, a new shelf registration statement relating to the Securities, in a form satisfactory to the applicable Distributor(s), and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline.  The Issuer will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities.  References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.  “Renewal Deadline” means the third anniversary of the initial Effective Time of the Registration Statement.

(iii)          Eligibility to Use Automatic Shelf Registration Form.  The Issuer has not received from the Commission any notice pursuant to Rule 401(g)(2) objecting to use of the automatic shelf registration statement form.  If at any time when Securities remain unsold by the Distributors the Issuer receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, either alone or together with its parent company, the Issuer will (i) promptly notify the Distributors, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Securities, in a form satisfactory to the Distributors, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable, and (iv) promptly notify the Distributors of such effectiveness.  The Issuer will take all other action necessary or appropriate to permit the public offering and sale of the

Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Issuer has otherwise become ineligible.  References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(iv)          Filing Fees.  The Issuer has paid or shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(d)           Ineligible Issuer Status.  (i) At the earliest time after the filing of the Registration Statement that the Issuer or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (ii) at the date of any Pricing Supplement, the Issuer was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Issuer or any of its subsidiaries in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Issuer in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Securities, all as described in Rule 405.

(e)           General Disclosure Package.  As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, the Statutory Prospectus identified in the General Disclosure Package Schedule, and any other documents listed or disclosures stated in such schedule to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Issuer by a Distributor specifically for use therein, it being understood and agreed that, if there is any Terms Agreement, the only such information is that described as such in the Terms Agreement.  At the time of closing on the date of this Agreement, the General Disclosure Package shall consist only of the Final Prospectus.

(f)            Issuer Free Writing Prospectuses.  Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Issuer notified or notifies the Distributors as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement.  If at any time following the issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (i) the Issuer has promptly notified or will promptly notify the applicable Distributor(s) and (ii) the Issuer has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(g)           Organization of the Issuer.  The Issuer has been duly incorporated and is an existing corporation under the laws of Switzerland, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package; and the Issuer is duly qualified to do business as a foreign corporation in good standing (where such concept applies) in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification.

(h)           Subsidiaries.  Each subsidiary of the Issuer that is a “significant subsidiary” as defined in Rule 405 under the Act (each a “Significant Subsidiary”) has been duly incorporated and is existing and, where such concept applies, in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package; and each Significant Subsidiary of the Issuer is duly qualified to do business as a foreign corporation in good standing (where such concept applies) in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification; all of the issued and outstanding capital stock of each Significant Subsidiary of the Issuer has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each Significant Subsidiary owned by the Issuer, directly or through subsidiaries, is owned free from liens, encumbrances and defects.

(i)            Warrant Agreement; Securities.  The form of Warrant Agreement has been duly authorized and when the Warrant Agreement has been duly executed and delivered by the Issuer, such Warrant Agreement will constitute a valid and legally binding obligation of the Issuer enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; the forms of Securities under the Warrant Agreement have been duly authorized, and when the Warrant Agreement has been duly executed and delivered and the terms of the Securities have been established in conformity with the Warrant Agreement and, when the Warrants have been executed by the Issuer and countersigned by the Warrant Agent in accordance with the provisions of the Warrant Agreement, and the Securities are delivered and duly paid for pursuant to this Agreement and any Terms Agreement, such Securities will be entitled to the benefits of the Warrant Agreement and such Securities will conform to the information in the General Disclosure Package and to the description of such Securities contained in the Final Prospectus and the Warrant Agreement, and such Securities will constitute valid and legally binding obligations of the Issuer enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(j)            Listing.  If specified in the Pricing Supplement, the Securities have been approved for listing on the stock exchange indicated in the Pricing Supplement, subject to notice of issuance.

(k)           Absence of Further Requirements.  No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required for the consummation of the transactions contemplated by this Agreement and any Terms Agreement or the Warrant Agreement in connection with the offering, issuance and sale of the Securities by the Issuer, except such as have been obtained or made and such as may be required under state securities laws.

(l)            Title to Property.  Except as disclosed in the General Disclosure Package, the Issuer and its Significant Subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, charges, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the General Disclosure Package, the Issuer and its Significant Subsidiaries hold any leased real or personal property under valid and enforceable leases with no terms or provisions that would materially interfere with the use made or to be made thereof by them.

(m)          Absence of Defaults and Conflicts Resulting from Transaction.  The execution, delivery and performance of the Warrant Agreement, this Agreement and any Terms Agreement and the issuance and sale of the Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Issuer or any of its Significant Subsidiaries pursuant to, the charter or by-laws of the Issuer or any of its Significant Subsidiaries, any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Issuer or any of its Significant Subsidiaries or any of their properties, or any agreement or instrument to which the Issuer or any such Significant Subsidiary is a party or by which the Issuer or any of its Significant Subsidiaries is bound or to which any of the properties of the Issuer or any such Significant Subsidiary is subject, or the charter or by-laws of the Issuer or any of its Significant Subsidiaries, and the Issuer has fall power and authority to authorize, issue and sell the Securities as contemplated by this Agreement and any Terms Agreement; a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Issuer or any of its Significant Subsidiaries.

(n)           Absence of Existing Defaults and Conflicts.  Neither the Issuer nor any of its Significant Subsidiaries is in violation of its respective Articles of Association or charter, as applicable, or by-laws or in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except such defaults that would not, individually or in the aggregate, result in a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Issuer and its Significant Subsidiaries taken as a whole (“Material Adverse Effect”).

(o)           Authorization of Agreement.  This Agreement and any Terms Agreement have been duly authorized, executed and delivered by the Issuer.

(p)           Possession of Licenses and Permits.  The Issuer and its Significant Subsidiaries possess, and are in compliance with the terms of, all adequate certificates, authorizations, franchises, licenses and permits (“Licenses”) necessary or material to the conduct of the business now conducted or proposed in the General Disclosure Package to be conducted by them and have not received any notice of proceedings relating to the revocation or modification of any License that, if determined adversely to the Issuer or any of its Significant Subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(q)           Absence of Labor Dispute.  No labor dispute with the employees of the Issuer or any of its Significant Subsidiaries exists or, to the knowledge of the Issuer, is imminent that could have a Material Adverse Effect.

(r)            Possession of Intellectual Property.  The Issuer and its Significant Subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Issuer or any of its Significant Subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(s)           Environmental Laws.  Except as disclosed in the General Disclosure Package, neither the Issuer nor any of its Significant Subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Issuer is not aware of any pending investigation which might lead to such a claim.

(t)            Accurate Disclosure.  The statements in the General Disclosure Package and the Final Prospectus so indicated in the General Disclosure Package Schedule, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown.

(u)           Absence of Manipulation.  The Issuer has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Issuer to facilitate the sale or resale of the Securities.  For purposes of this representation, actions taken by affiliates of the Issuer acting as a Distributor in compliance with Regulation M of the Exchange Act shall not be considered indirect actions of the Issuer.

(v)           Internal Controls and Compliance with the Sarbanes-Oxley Act.  Except as disclosed in the General Disclosure Package, the Issuer, its Significant Subsidiaries and the Issuer’s Board of Directors (the “Board”) are in compliance with Sarbanes-Oxley and all applicable Exchange Rules.  The Issuer maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) that comply with the Securities Laws and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States (“U.S. GAAP”) and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Internal Controls are, or upon consummation of the offering of the Securities will be, overseen by the Audit Committee (the “Audit Committee”) of the Board in accordance with Exchange Rules.  Except as disclosed in the General Disclosure Package, the Issuer has not publicly disclosed or reported to the Audit Committee or the Board, and within the next 90 days the Issuer does not reasonably expect to publicly disclose or report to the Audit Committee or the Board a material weakness, change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls (each, an “Internal Control Event”), any violation of, or failure to comply with, the Securities Laws, or any matter which, if determined adversely, would have a Material Adverse Effect.

(w)          Litigation.  Except as disclosed in the General Disclosure Package, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Issuer, any of its Significant Subsidiaries or any of their respective properties that, if determined adversely to the Issuer or any of its Significant Subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Issuer to perform its obligations under the Warrant Agreement, this Agreement or any Terms Agreement, or which are otherwise material in the context of the sale of the Securities; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are threatened or, to the Issuer’s knowledge, contemplated.

(x)            Financial Statements.  The consolidated financial statements included in the Registration Statement and the General Disclosure Package present fairly the financial position of the Issuer and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the General Disclosure Package, such financial statements have been prepared in conformity with

U.S. GAAP applied on a consistent basis; any schedules included in the Registration Statement present fairly the information required to be stated therein; and, if the Registration Statement and the General Disclosure Package include or incorporate pro forma consolidated financial information:  the assumptions used in preparing the pro forma financial information included in the Registration Statement and the General Disclosure Package provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

(y)           No Material Adverse Change in Business.  Except as disclosed in the General Disclosure Package, since the end of the period covered by the latest audited financial statements included in the General Disclosure Package (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Issuer and its subsidiaries, taken as a whole, that is material and adverse, (ii) except as disclosed in or contemplated by the General Disclosure Package, there has been no dividend or distribution outside of the ordinary course of business declared, paid or made by the Issuer on any class of its capital stock and (iii) except as disclosed in or contemplated by the General Disclosure Package, there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness or total assets of the Issuer and its subsidiaries.

(z)            Investment Company Act.  The Issuer is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the General Disclosure Package, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(aa)         Ratings.  No “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2), (i) has imposed (or has informed the Issuer that it is considering imposing) any condition (financial or otherwise) on the Issuer’s retaining any rating assigned to the Issuer or any securities of the Issuer or (ii) except as disclosed in the General Disclosure Package, has indicated to the Issuer that it is considering any of the actions described in Section 6(b)(ii) hereof.

(bb)         PFIC Status.  The Issuer was not a “passive foreign investment company” (“PFIC”) as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended (the “Code”), for its most recently completed taxable year and, based on the Issuer’s current projected income, assets and activities, the Issuer does not expect to be classified as a PFIC for any subsequent taxable year.

(cc)         Payments in Foreign Currency.  Except as disclosed in the General Disclosure Package, under current laws and regulations of Switzerland and any political subdivision thereof, all payments due or made on the Securities may be paid by the Issuer to the holder thereof in United States dollars or Swiss francs that may be converted into foreign currency and freely transferred out of Switzerland and all such payments made to holders thereof or therein who are non-residents of Switzerland will not be subject to income, withholding or other taxes under laws and regulations of Switzerland or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in Switzerland or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in Switzerland or any political subdivision or taxing authority thereof or therein.

3.                                      Appointment as Distributors; Agreement of Distributors; Solicitations.

(a)           (i) Subject to the terms and conditions stated herein, the Issuer hereby appoints each Distributor as an agent of the Issuer for the purpose of soliciting or receiving offers to purchase the Securities to be issued by the Issuer during any Marketing Time.  For purposes of this Agreement “Marketing Time” shall mean any time when no suspension of solicitation of offers to purchase Securities pursuant to Section 3(c) or Section 4(c) shall be in effect or any time when either a Distributor shall own any Securities with the intention of reselling them or the Issuer has accepted an offer to purchase Securities but the related settlement has not occurred.

(ii)           So long as this Agreement shall remain in effect, the Issuer shall not, without the consent of the Distributors, solicit or accept offers to purchase Securities otherwise than to or through the Distributors; provided, however, that, subject to all of the terms and conditions of this Agreement, the foregoing shall not be construed to prevent the Issuer from selling at any time any Registered Securities in a firm commitment underwriting pursuant to an underwriting agreement or terms agreement that does not provide for a continuous offering of such Registered Securities; and provided, further, that the Issuer reserves the right from time to time (i) to sell Securities directly to an investor, and (ii) to accept a specific offer to purchase Securities solicited by a dealer other than the Distributors (each an “Other Dealer”), without obtaining the prior consent of the Distributors, provided that (x) the Issuer shall give the Distributors notice of its decision to accept such an offer to purchase Securities in advance of such acceptance and (y) any Other Dealer shall agree to be bound by and subject to the terms and conditions of this Agreement binding on the Distributors.

(iii)          Notwithstanding paragraph 3(a)(ii) above, the Issuer may, from time to time, appoint one or more additional institutions as new Distributors hereunder, for the duration of this Agreement or in relation to a particular series or group of series of the Issuer’s Securities, in any case upon the execution by the Issuer of an accession letter (a “Distributor Accession Confirmation”) in the form of Exhibit D or Exhibit F hereto, as appropriate, subject to such changes as the Issuer deems appropriate; provided that such additional institution shall have first requested appointment as such upon the terms and conditions of this Agreement in writing to the Issuer pursuant to a distributor accession letter (a “Distributor Accession Letter”) substantially in the form of Exhibit E or Exhibit G hereto, as appropriate, whereupon such institution shall, subject to the terms and conditions of this Agreement, the relevant Distributor Accession Letter and the relevant Distributor Accession Confirmation, become a party to this Agreement as a Distributor, vested, subject to the terms of the relevant Distributor Accession Confirmation, with all the authority, rights and powers and subject to all the duties and obligations of a Distributor as if originally named as a Distributor hereunder; provided, further, that, in the case of an institution which has become a Distributor in respect of a particular series or group of series of Securities only, following the issue of the relevant series or group of series of Securities, the relevant new Distributor shall have no further authority, rights, powers, duties or obligations except such as may have accrued or been incurred prior to, or in connection with, the issuance of such series or group of series of Securities.

(b)           (i) On the basis of the representations and warranties contained herein, but subject to the terms and conditions herein set forth, each of the Distributors agrees, as an agent of the Issuer, to use reasonable efforts when requested by the Issuer to solicit offers to purchase the Securities upon the terms and conditions set forth in the Final Prospectus.

(ii)           The Distributors shall not have any obligation to purchase Securities from the Issuer; however, a Distributor may agree from time to time to purchase Securities as principal for resale to investors and other purchasers selected by the applicable Distributor.  Unless otherwise expressly agreed by the Issuer and a Distributor as contemplated by clause (v) below, each offer to sell Securities transmitted by a Distributor and accepted by the Issuer shall constitute acceptance of an offer to sell such Securities to such Distributor for resale.  In addition, if so specified in a Terms Agreement executed by the Issuer and a Distributor, such Distributor shall act as representative of the several underwriters named in such Terms Agreement for resale of the Securities specified in such Terms Agreement upon the terms and subject to the conditions specified in such Terms Agreement, this Agreement and in the Final Prospectus, as supplemented by the applicable Pricing Supplement.  It is understood that the Distributors and any underwriters for which they may act as representatives propose that they will offer any Securities which they agree to purchase as principals for sale as set forth in the Final Prospectus, including the applicable Pricing Supplement.

(iii)          Upon acceptance by the Issuer of an offer by a Distributor to purchase Securities as principal, unless the Issuer and the Distributor execute a Terms Agreement substantially in the form of Exhibit A-2 hereto (a “Terms Agreement”), any written confirmation or communication transmitted by such Distributor to the Issuer or, in the absence of a Terms Agreement or such other written confirmation or communication, the oral agreement with respect to the terms of the Securities and of their offer and sale evidenced by the offer communicated by such Distributor and accepted by the Issuer, in each case together with the provisions of this Agreement, shall constitute an agreement between such Distributor and the Issuer for the sale and purchase of such Securities (whether or not any Terms Agreement or other written confirmation or communication shall have been executed by the Issuer or such Distributor). Each purchase of Securities by the Distributor shall, unless otherwise agreed, be at a discount to the offering price of such Security equivalent to the commission set forth in applicable Pricing Supplement or Terms Agreement, if any.

(iv)          The Distributors are authorized to engage the services of any other brokers or dealers in connection with the offer or sale of Securities purchased by the Distributors as principal for resale to others and may reallow any portion of the discount received from the Issuer to such brokers or dealers.

(v)           If expressly agreed by a Distributor and the Issuer, such Distributor will solicit offers to purchase Securities from the Issuer through such Distributor, acting as agent, in accordance with the provisions of this Agreement.  In such event, each Distributor shall communicate to the Issuer, orally or in writing, each reasonable offer to purchase Securities received by it as agent; and the Issuer shall have the sole right to accept offers to purchase the Securities and may reject any such offer, in whole or in part.  Each Distributor shall have the right, in its discretion reasonably exercised, without notice to the Issuer, to reject any offer to purchase Securities received by it as such agent, in whole or in part, and any such rejection shall not be deemed a breach of its agreement contained herein.  At the time of delivery of, and payment for, any Securities sold by the Issuer as a result of a solicitation made by, or offer to purchase received by, the Distributor, acting on an agency basis, the Issuer agrees to pay the Distributor a commission in accordance with their agreement at the time of pricing as set forth in the applicable Pricing Supplement or Terms Agreement, if any.

(vi)          The Distributors shall not have any responsibility for maintaining records with respect to the aggregate amount of Securities sold.

(vii)         No Security which the Issuer has agreed to sell pursuant to this Agreement shall be deemed to have been purchased and paid for, or sold by the Issuer, until such Security shall have been delivered to the purchaser thereof against payment by such purchaser.

(c)           Upon receipt of notice from the Issuer as contemplated by Section 4(c) hereof, the Distributors shall suspend their solicitation of offers to purchase Securities until such time as the Issuer shall have furnished them with an amendment or supplement to the Registration Statement or the Final Prospectus, as the case may be, contemplated by Section 4(c) and shall have advised the Distributors that such solicitation may be resumed.

The Issuer reserves the right, in its sole discretion, to suspend solicitation of offers to purchase the Securities commencing at any time for any period of time or permanently.  Upon receipt of at least one Business Day’s prior notice from the Issuer, the Distributors will forthwith suspend solicitation of offers to purchase Securities from the Issuer until such time as the Issuer has advised the Distributors that such solicitation may be resumed.  For the purpose of the foregoing sentence, “Business Day” shall mean any day that is not a Saturday or Sunday, and that in The City of New York is not a day on which banking institutions generally are authorized or obligated by law or executive order to close.

(d)           For purposes of Rule 15c6-1 under the Exchange Act, the settlement date (if later than the otherwise applicable settlement date) shall be the date for payment of funds and delivery of securities for all the Securities sold pursuant to an offering of Securities having identical terms (including the issue date) and terms of sale (whether or not set forth in a single Terms Agreement).

4.                                      Certain Agreements of the Issuer.

The Issuer agrees with the Distributors that it will furnish to the counsel for the Distributors, one signed copy of the Registration Statement, including all exhibits, in the form it became effective and of all amendments and supplements thereto and that, in connection with each offering of Securities:

(a)           Filing of Pricing Supplements; Rule 433 Materials.  The Issuer will prepare a Pricing Supplement with respect to any Securities to be offered and sold to or through the Distributors pursuant to this Agreement and, after approval of such Pricing Supplement by the applicable Distributors, will file such Pricing Supplement with the Commission pursuant to and in accordance with Rule 424(b) under the Act.  The Issuer has complied and will comply with Rule 433.

(b)           Filing of Amendments; Response to Commission Requests.  The Issuer will promptly advise the Distributors of any proposal to amend or supplement the Registration Statement or any Statutory Prospectus at any time and will afford the Distributors a reasonable opportunity to comment on any such proposed amendment or supplement (other than any Pricing Supplement that relates to Securities not purchased through or by such Distributor), and if the Issuer effects any amendment or supplementation of the Registration Statement or the Statutory Prospectus to which a Distributor objects, such Distributor shall be relieved of its obligations under Section 3(b) to solicit offers to purchase Securities until such time as the Issuer shall have filed such further amendments or supplements such that the applicable Distributor is reasonably satisfied with the Registration Statement and the Statutory Prospectus, as then amended or supplemented; and the Issuer will also advise the Distributors promptly of (i) the filing of any such amendment or supplement, (ii) any request by the Commission or its staff for any amendment to any Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iii) the institution by the Commission of any stop order proceedings in respect of a Registration Statement or the threatening of any proceeding for that purpose, and (iv) the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose.  The Issuer will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(c)           Continued Compliance with Securities Laws.  If, at any time when a prospectus relating to the Securities is (or but for the exemption in Rule 172 under the Act would be) required to be delivered under the Act, any event occurs as a result of which the Final Prospectus, as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any such time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Issuer will promptly notify the Distributors by telephone (with confirmation in writing) to suspend solicitation of offers to purchase the Securities and to cease making offers or sales of Securities which the Distributors may then own as principal; and if the Issuer shall decide to amend or supplement the Registration Statement or the Final Prospectus, it will promptly advise the Distributors by telephone (with confirmation in writing) and, subject to the provisions of subsection (a) of this Section, will promptly prepare and file with the Commission and furnish, at its own expense, to the Distributors, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.  Notwithstanding the foregoing, if, at the time any such event occurs or it becomes necessary to amend the Final Prospectus to comply with the Act, a Distributor shall own any of the Securities with the intention of reselling them, or the Issuer has accepted an offer to purchase Securities but the related settlement has not occurred, the Issuer, subject to the provisions of subsection (a) of this Section, will promptly prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.  Neither a Distributor’s consent to, nor its delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

(d)           Filing of Required Documents with the Commission.  The Issuer will file promptly all documents required to be filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act.  In addition, on or prior to the date on which the Issuer makes any announcement to the general public concerning earnings or concerning any other event which is required to be described, or which the Issuer proposes to describe, in a document filed pursuant to the Exchange Act, the Issuer will furnish the information contained or to be contained in such announcement to the Distributors, confirmed in writing and, subject to the provisions of subsections (a) and (b) of this Section, will cause the Final Prospectus to be amended or supplemented to reflect the information contained in such announcement.  The Issuer also will furnish the Distributors with copies of all press releases or announcements to the general public.

(e)           Notification of Distributors.  The Issuer will immediately notify the Distributors of any downgrading in the rating of any debt securities of the Issuer or any proposal to downgrade the rating of any debt securities of the Issuer by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Issuer (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading of such rating), as soon as the Issuer learns of such downgrading, proposal to downgrade or public announcement.

(f)            Rule 158.  As soon as practicable, but not later than 16 months, after the date of each acceptance by the Issuer of an offer to purchase Securities hereunder, the Issuer will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the date of such acceptance and satisfying the provisions of Section 11(a) of the Act and Rule 158.

(g)           Furnishing of Prospectuses.  The Issuer will furnish to the Distributors copies of the Registration Statement, including all exhibits, any Statutory Prospectus relating to the Securities, the Final Prospectus and all amendments and supplements to such documents (including any Pricing Supplement), in each case as soon as available and in such quantities as are reasonably requested.

(h)           Blue Sky Qualifications.  The Issuer will arrange for the qualification of the Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Distributors designate and will continue such qualifications in effect so long as required for the distribution.

(i)            Reporting Requirements.  For so long as the Securities remain outstanding, the Issuer will furnish to the Distributors, (i) as soon as practicable after the end of each fiscal year, a copy of its annual report for such year, (ii) as soon as available, a copy of each report of the Issuer filed with the Commission under the Exchange Act, if any, and (iii) from time to time, such other information concerning the Issuer as the Distributors may reasonably request.  However, so long as the Issuer is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), Interactive Data Electronic Applications (“IDEA”) or any successor system(s), as applicable, it is not required to furnish such reports or statements to the Distributors.

(j)            Payment of Expenses.  The Issuer will pay all expenses incident to the performance of its obligations under this Agreement and any Terms Agreement, including but not limited to any filing fees and other expenses (including fees and disbursements of counsel) to the Distributors incurred in connection with qualification of the Securities for sale and determination of their eligibility for investment under the laws of such jurisdictions as the Distributors may designate and the preparation and printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Securities, for any filing fee incident to, and the reasonable fees and disbursements of counsel to the Distributors in connection with, review by the Financial Industry Regulatory Authority relating to the Securities, for expenses incurred by the Distributors in distributing the Final Prospectus and all supplements thereto (including any Pricing Supplement), any preliminary prospectuses and any preliminary prospectus supplements, for costs incurred by the Distributors in advertising any offering of Securities and for the Distributors’ reasonable expenses (including the reasonable fees and disbursements of counsel to the Distributors) incurred in connection with the establishment or maintenance of the program contemplated by this Agreement or otherwise in connection with the activities of the Distributors under this Agreement.

(k)           Use of Proceeds.  The Issuer will (i) use the net proceeds received in connection with any offering of Securities or upon exercise of any of the Securities in the manner described in the “Use of Proceeds” section of the General Disclosure Package; and (ii) except as disclosed in the General Disclosure Package, the Issuer does not intend to use any of the proceeds from the sale of the Securities or upon exercise of any of the Securities hereunder to repay any outstanding debt owed to any affiliate of any Distributor that is not affiliated with the Issuer.

(l)            Absence of Manipulation.  The Issuer will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Issuer to facilitate the sale or resale of the Securities.

(m)          Taxes.  The Issuer will indemnify and hold harmless the Distributors against any documentary, stamp or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Securities and on the execution and delivery of any Terms Agreement.  All payments to be made by the Issuer thereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Issuer is compelled by law to deduct or withhold such taxes, duties or charges.  In that event, the Issuer shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

5.                                      Free Writing Prospectuses.

(a)           Issuer Free Writing Prospectuses.  The Issuer represents and agrees that, unless it obtains the prior consent of the Distributors, and the Distributors represent and agree that, unless they obtain the prior consent of the Issuer, they have not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission.  Any such free writing prospectus consented to by the Issuer and the Distributors is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Issuer represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

(b)           Term Sheets.  If so requested by a Distributor, the Issuer will prepare a final term sheet relating to the Securities, containing only information that describes the final terms of the Securities and otherwise in a form consented to by such Distributor, and will file such final term sheet within the period required by Rule 433(d)(5)(ii) following the date such final terms have been established for all classes of the offering of the Securities.  Any such final term sheet is an Issuer Free Writing Prospectus and a Permitted Free Writing Prospectus for purposes of this Agreement.  The Issuer also consents to the use by the Distributors of a free writing prospectus that contains only (i)(x) information describing the preliminary terms of the Securities or their offering or (y) information that describes the final terms of the Securities or their offering and that is included in the final term sheet of the Issuer contemplated in the first sentence of this subsection or (ii) other information that is not “issuer information,” as defined in Rule 433, it being understood that any such free writing prospectus referred to in clauses (i) or (ii) above shall not be an Issuer Free Writing Prospectus for purposes of this Agreement.

6.                                      Conditions of the Obligations of the Distributors.

The obligations of each Distributor, as an agent of the Issuer, under this Agreement at any time to solicit offers to purchase the Securities and to purchase Securities from the Issuer as principal are subject to the accuracy, on each Representation Date and on the date of each such solicitation and, if specified in a Terms Agreement, if any, at the time of delivery of the Securities in such Terms Agreement, of the representations and warranties of the Issuer herein, to the accuracy, on each such date, of the statements of the Issuer’s officers made pursuant to the provisions hereof, to the performance, on or prior to each such date, by the Issuer of its obligations hereunder, and to each of the following additional conditions precedent:

(a)           Filing of Prospectus.  The Final Prospectus, as amended or supplemented as of any Representation Date or date of such solicitation, as the case may be, shall have been filed with the Commission in accordance with the Rules and Regulations and Section 4(a) hereof, and no stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Issuer or the Distributors, shall be contemplated by the Commission.

(b)           No Material Adverse Change.  There shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Issuer or its Significant Subsidiaries taken as a whole which, in the judgment of the applicable Distributor, is material and adverse and makes it impractical or inadvisable to market the Securities; (ii) any downgrading in the rating of any debt securities of the Issuer by any “nationally recognized statistical rating organization”‘ (as defined for purposes of Rule 436(g)), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Issuer (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in the United States or Switzerland or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the applicable Distributor, impractical to market or to enforce contracts for the sale of the Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum or maximum prices for trading on such exchange; (v) any suspension of trading of any securities of the Issuer on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by U.S. federal, New York or Swiss authorities; (vii) any major disruption of settlements of securities, payment or clearance services in the United States or Switzerland or any other country where such securities are listed or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States or Switzerland, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the applicable Distributor, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Securities or to enforce contracts for the sale of the Securities.

(c)           Suspension or Material Limitation in Foreign Exchange Trading.  With respect to any Security denominated in a currency other than the U.S. dollar, more than one currency or a composite currency or any Security the payment on which is indexed to such currency, currencies or composite currency, there shall not have occurred a suspension or material limitation in foreign exchange trading in such currency, currencies or composite currency by a major international bank, a general moratorium on commercial banking activities in the country or countries issuing such currency, currencies or composite currency, the outbreak or escalation of hostilities involving, the occurrence of any material adverse change in the existing financial, political or economic conditions of, or the declaration of war or a national emergency by, the country or countries issuing such currency, currencies or composite currency or the imposition or proposal of exchange controls by any governmental authority in the country or countries issuing such currency, currencies or composite currency.

(d)           Opinion of Swiss Counsel for the Issuer.  If specified in a Terms Agreement, if any, at the time of delivery of the Securities described in such Terms Agreement, the Distributors shall have received an opinion, dated such date of delivery, of Homburger AG, Swiss counsel for the Issuer to the effect that:

(i)            Status.  The Issuer has been duly incorporated and is an existing corporation under the laws of Switzerland, with corporate power and authority to own its properties and conduct its business in Switzerland as a bank;

(ii)           Authority.  The Issuer has the corporate power and authority to execute and deliver (where relevant, acting through one of its non-Swiss branches) each of the Warrant Agreement, this Agreement and any Terms Agreement, to issue the Securities and to perform its obligations under each of these agreements;

(iii)          Corporate Action.  The Issuer has taken all necessary corporate action to authorize the execution and delivery by the Issuer (where relevant, acting through one of its non-Swiss branches) of each of the Warrant Agreement, this Agreement and any Terms Agreement, the issuance of the Securities and the performance by the Issuer of its obligations under each of these agreements;

(iv)          Delivery.  This Agreement, any Terms Agreement and the Warrant Agreement, have been duly executed and delivered by the Issuer and the choice of New York law expressed to be governing each of these agreements or documents will be recognized under the laws of Switzerland.  Accordingly, (i) New York law will determine the validity, binding nature and enforceability of each of these agreements or documents, and (ii) as far as Swiss law is concerned, these agreements or documents will constitute valid and legally binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms;

(v)           Absence of Conflict.  The execution and delivery by the Issuer (where relevant, acting through one of its non-Swiss branches) and the other parties thereto of each of the Warrant Agreement, this Agreement and any Terms Agreement, the issuance, sale and delivery of the Securities and the performance by the Issuer (where relevant, acting through one of its non-Swiss branches) and the other parties thereto of their respective obligations under each of the Securities, the Warrant Agreement, this Agreement and any Terms Agreement, do not and will not conflict with or result in a breach of any provisions of the laws of Switzerland applicable to the Issuer or of the Articles of Association of the Issuer;

(vi)          Absence of Further Requirements.  No consent, approval, authorization or order of, or filing with, any person (including any governmental agency or body or any court) in Switzerland is required for the consummation of the transactions contemplated by this Agreement and any Terms Agreement in connection with the offering, issuance and sale by the Issuer (where relevant, acting through one of its non-Swiss branches) of the Securities, or the execution and delivery of the Warrant Agreement, including the performance of the obligations of the Issuer (where relevant, acting through one of its non-Swiss branches) under the Securities, other than such consents, approvals, authorizations, orders and filings that have already been made or obtained;

(vii)         Absence of Authorization.  In order to ensure the legality, validity, enforceability or admissibility in evidence of each of the Securities, the Warrant Agreement, this Agreement and any Terms Agreement, it is not necessary that they be filed or recorded with any public office in Switzerland;

(viii)        Warrant Agent.  It is not necessary that The Bank of New York Mellon, acting in its capacity as Warrant Agent under the Warrant Agreement, should be licensed, qualified or otherwise entitled to carry on business in Switzerland (i) in order to enable it to enforce its rights, or exercise any power, duty or obligation conferred or imposed on it, under the Warrant Agreement or (ii) by reason of the execution of the Warrant Agreement by the Warrant Agent or of the performance by the Warrant Agent of its obligations thereunder;

(ix)           Ability to Be Sued.  The Issuer can sue and be sued in its own name; and

(x)            Stamp Taxes.  No Swiss stamp or other issuance or transfer taxes or duties are payable in connection with the execution and delivery of this Agreement, provided that (i) each Terms Agreement is entered into, and each Security is issued by, the Issuer acting through one of its branches outside of Switzerland and (ii) the proceeds of the Securities are received and used outside of Switzerland.

(e)           Opinion of U.S. Counsel for the Issuer.  If specified in a Terms Agreement, if any, at the time of delivery of the Securities described in such Terms Agreement, the Distributors shall have received an opinion, dated such date of delivery, of the U.S. counsel for the Issuer, to the effect that:

(i)            Securities.  Assuming the execution and delivery of the Securities have been duly authorized by all necessary corporate action of the Issuer and the Securities have been duly authorized for issuance and sale pursuant to this Agreement, when duly executed and countersigned in accordance with the provisions of the Warrant Agreement and delivered to and paid for by the purchasers thereof pursuant to this Agreement, the Securities will constitute valid, binding, and enforceable obligations of the Issuer, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; the Securities are entitled to the benefits of the Warrant Agreement; and the description of such Securities contained in the Final Prospectus, insofar as the description purports to summarize certain provisions of such Securities, provides a fair summary of the provisions of such Securities, and the summary of the principal U.S. federal income tax consequences of an investment in the Securities constitutes a fair summary of the principal U.S. federal income tax consequences of an investment in the Securities;

(ii)           Investment Company Act.  The Issuer is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the General Disclosure Package, will not be, an “investment company” as defined in the Investment Company Act;

(iii)          Absence of Further Requirements.  The issuance and sale of the Securities pursuant to this Agreement do not, and the performance by the Issuer of its obligations in this Agreement, the Warrant Agreement and the Securities will not, (a) require any consent, approval, authorization, registration or qualification of or with any governmental authority of the United States or the State of New York that in such counsel’s experience normally would be applicable to general business entities or to banks with respect to such issuance, sale or performance, except such as have been obtained or effected under the Act (it being understood that such counsel need not express any opinion relating to any consent, approval, authorization, registration or qualification that may be required under state securities or Blue Sky laws), or (b) result in a breach or violation of any of the terms and provisions of, or constitute a default under, any of the agreements of the Issuer filed as exhibits to the Registration Statement or filed as exhibits to the documents incorporated by reference therein;

(iv)          Compliance with Registration Requirements; Effectiveness.  Based solely on a telephonic confirmation from a representative of the Commission, the Registration Statement is effective under the Act, the Final Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein, and, to the best of such counsel’s knowledge, no stop order with respect thereto has been issued and, to the best of such counsel’s knowledge, no proceedings for that purpose have been instituted or threatened by the Commission; and such counsel do not know of any contracts or documents of a character required to be described in the Registration Statement or the Final Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required;

(v)           Warrant Agreement.  The Warrant Agreement has been duly executed and delivered by the Issuer under the laws of the State of New York, and, assuming the due authorization, execution and delivery by the Warrant Agent of the Warrant Agreement, the Warrant Agreement is a valid, binding and enforceable agreement of the Issuer, subject to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors’ rights generally and to general principles of equity;

(vi)          Disclosure.  The Registration Statement, as of the Effective Time relating to the Securities, and the Final Prospectus, as of the Confirmation Date (as defined below) or the time of delivery of the Securities described in such Terms Agreement, and any amendment or supplement thereto, as of its date, appeared on their face to be appropriately responsive in all material respects to the requirements of the Act and the Rules and Regulations; no information has come to such counsel’s attention that causes it to believe that the Registration Statement, as of the Effective Time relating to the Securities, or any amendment thereto, as of its Effective Time, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; or that the Final Prospectus, as of the Confirmation Date or the time of delivery of the Securities described in such Terms Agreement, or the amendment or supplement thereto, as of its date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or that the General Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, it being understood that such counsel need not express any opinion as to the financial statements or other financial data contained in the Registration Statement, the Final Prospectus or the General Disclosure Package;

(vii)         Distribution Agreement.  This Agreement has been duly executed and delivered by the Issuer under the laws of the State of New York; and

(viii)        Absence of Litigation.  The opinion required by Section 6(e) shall include a statement confirming that, based solely on inquiry of the General Counsel of the Issuer or a Managing Director responsible for overseeing the Issuer’s litigation, such counsel knows of no U.S. federal or New York State legal or governmental proceedings to which the Issuer, Credit Suisse Securities (USA) LLC or Credit Suisse (USA), Inc. is a party that are currently pending before any U.S. federal or New York State adjudicative tribunal or that have been threatened by a written communication manifesting an intention to initiate such proceedings received by the management of the Issuer or by such counsel that are required to be disclosed in the Registration Statement or the documents incorporated by reference therein that are not disclosed in the General Disclosure Package, including the documents incorporated by reference therein, and the Final Prospectus, including the documents incorporated by reference therein.

In rendering the opinion in paragraph (iii), such counsel may assume that to the extent any document referred to in clause (b) of paragraph (iii) is governed by the law of a jurisdiction other than the federal law of the United States of America or the law of the State of New York, such document would be enforced as written.  In addition, in rendering the opinions in paragraphs (i) and (iii), such counsel may assume that with respect to any Security that includes any alternative or additional terms that are not specified in the forms of Securities examined by such counsel, such inclusion (x) would not require the Issuer to obtain any consent, approval, authorization, registration or qualification of or with any governmental authority of the United States or the State of New York in order for the Issuer to issue and sell such Security pursuant to this Agreement, or to perform its obligations in this Agreement, the Warrant Agreement and the Securities, (y) would not cause the issuance and sale of such Security pursuant to this Agreement and the performance by the Issuer of its obligations under this Agreement, the Warrant Agreement and the Securities to result in a breach or violation of any of the terms and provisions of, or constitute a default under, the documents referred to in clause (b) of paragraph (iii), and (z) would not cause such Security to be not valid, binding or enforceable.

(f)            Officer’s Certificate.  If specified in a Terms Agreement, if any, at the time of delivery of the Securities described in such Terms Agreement, the Distributors shall have received a certificate, dated such date of delivery, of any two Authorized Persons (as defined below) in which such Authorized Persons to the best of their knowledge and after reasonable investigation shall state that:  the representations and warranties of the Issuer in this Agreement and any Terms Agreement are true and correct; the Issuer has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the date of such certificate; no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge and after reasonable investigation, are contemplated by the Commission; and subsequent to the date of the most recent financial statements in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Issuer and its subsidiaries taken as a whole except as disclosed in the General Disclosure Package or as described in such certificate.  In the case of each such certificate delivered pursuant to a Terms Agreement, the statements contained in such certificate relating to the Registration Statement or the Final Prospectus shall relate to the Registration Statement or the Final Prospectus, as the case may be, as amended or supplemented as of the date of the Issuer’s acceptance of the offer to purchase such Securities and as of the time of delivery of such Securities.  For the purposes of this Agreement, the term “Authorized Person” means the Chief Financial Officer of the Issuer and such other officers or employees of the Issuer, or any of its branches or affiliates, as may be designated as “Authorized Persons” by power of attorney signed by the Chief Financial Officer of the Issuer or otherwise duly executed by and on behalf of the Issuer.

(g)           Accountant’s Letter.  If specified in a Terms Agreement, if any, at the time of delivery of the Securities described in such Terms Agreement, the Distributors shall have received a letter, dated such date of delivery, of KPMG AG, confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and substantially in the form of Schedule A hereto.

(h)           Opinion of Counsel for the Distributors. If specified in a Terms Agreement, if any, at the time of delivery of the Securities described in such Terms Agreement, the Distributors shall have received from counsel for the Distributors, such opinion or opinions, dated such date of delivery, with respect to such matters as the Distributors may require, and the Issuer shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.  In rendering such opinion, such counsel may rely as to the incorporation of the Issuer and all other matters governed by Swiss law upon the opinion of Homburger AG referred to above.

                The Issuer will furnish the Distributors with such conformed copies of such opinions, certificates, letters and documents as the Distributors may reasonably request.  The Distributors may in their sole discretion waive compliance with any conditions to the obligations of the Distributors under this Agreement and any Terms Agreement.

7.                                      Additional Covenants of the Issuer.

The Issuer agrees that:

(a)           Each acceptance by the Issuer of an offer for the purchase of Securities shall be deemed to be an affirmation that its representations and warranties contained in this Agreement are true and correct at the time of such acceptance and a covenant that such representations and warranties will be true and correct at the time of delivery to the purchaser of the Securities as though made at and as of each such time, it being understood that such representations and warranties shall relate to the Registration Statement and the Final Prospectus, each as amended or supplemented to each such date.

(b)           At each Delivery Representation Date, the Issuer shall, unless otherwise waived by the Distributors, (A) concurrently, if such Delivery Representation Date shall occur at a Marketing Time, or (B) immediately at the next Marketing Time, if such Delivery Representation Date shall not occur at a Marketing Time, furnish the Distributors with a written opinion or opinions, dated the date of such Delivery Representation Date, of U.S. counsel for the Issuer, in form satisfactory to the Distributors, to the effect set forth in Section 6(e)(vi) hereof; provided, however, that to the extent appropriate such opinion or opinions may reconfirm matters set forth in a prior opinion delivered pursuant to Section 6(e) or under this Section 7(b); provided, further, however, that any opinion or opinions furnished under this Section 7(b) shall relate to the Registration Statement and the Final Prospectus as amended or supplemented at such Representation Date.

(c)           At each Delivery Representation Date, the Issuer shall cause KPMG AG, unless otherwise waived by the Distributors, (A) concurrently, if such Delivery Representation Date shall occur at a Marketing Time, or (B) immediately at the next Marketing Time, if such Delivery Representation Date shall not occur at a Marketing Time, to furnish the Distributors with a letter, addressed jointly to the Issuer and the Distributors and dated the date of such Delivery Representation Date, in form and substance satisfactory to the Distributors, to the effect set forth in Section 6(g) hereof; provided, however, that any letter furnished under this Section 7(c) shall relate to the Registration Statement and the Final Prospectus as amended or supplemented at such Delivery Representation Date, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Issuer.

(d)           Any obligation of a person who has agreed to purchase Securities to make payment for and take delivery of such Securities shall be subject to (i) the accuracy, on the related settlement date, of the Issuer’s representation and warranty deemed to be made to the Distributors pursuant to subsection (a) of this Section 7, and (ii) the satisfaction, on such settlement date, of each of the conditions set forth in Sections 6(a), (b) and (c), it being understood that under no circumstance shall the Distributors have any duty or obligation to exercise the judgment permitted under Section 6(b) or (c) on behalf of any such person.

(e)           To the extent that any documents are deliverable to a Distributor pursuant to Section 7(b) or 7(c) hereof, the Issuer shall not be required to deliver such documents to any Distributor that is a party to the Credit Suisse Medium-Term Notes Distribution Agreement dated May 7, 2007 (the “MTN Distribution Agreement”), if such documents are delivered to such Distributor pursuant to the analogous terms of the MTN Distribution Agreement.

8.                                      Indemnification and Contribution.

(a)           Indemnification of Distributors.  The Issuer will indemnify and hold harmless each Distributor, their partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Distributor within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Issuer will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission from or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Issuer by a Distributor(s) specifically for use therein, unless such loss, claim, damage or liability arises out of the offer or sale of Securities occurring after the applicable Distributor(s) has notified the Issuer in writing that such information should no longer be used therein, it being understood and agreed that the only such information furnished by the applicable Distributor(s) consists of the information described as such in subsection (b) below.

(b)           Indemnification of Issuer.  Each Distributor will indemnify and hold harmless the Issuer, each of its directors and each of its officers who signs the Registration Statement and each person, if any, who controls the Issuer within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, a “Distributor Indemnified Party”), against any losses, claims, damages or liabilities to which such Distributor Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Issuer by such Distributor(s) specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Distributor Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Distributor Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, unless such loss, claim, damage or liability arises out of the offer or sale of Securities occurring after such Distributor(s) has notified the Issuer in writing that such information should no longer be used therein, it being understood and agreed that if there is any Terms Agreement, the only such information furnished by the Distributors is that described as such in the Terms Agreement.

(c)           Actions Against Parties; Notification.  Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above.  In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.  Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (other than local counsel), reasonably approved by the indemnifying party (or by the Issuer in the case of Section 8(b)), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d)           Contribution.  If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then the indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i)  in such proportion as is appropriate to reflect the relative benefits received by the Issuer on the one hand and the Distributor(s) on the other from the offering pursuant to this Agreement of the Securities which are the subject of the action or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuer on the one hand and the Distributor(s) on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations.  The relative benefits received by the Issuer on the one hand and the Distributor(s) on the other shall be deemed to be in the same proportions as the total net proceeds from the offering pursuant to this Agreement of the Securities which are the subject of the action (before deducting expenses) received by the Issuer bear to the total discounts and commissions received by the Distributor(s) from the offering of such Securities pursuant to this Agreement.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer or the Distributor(s) and such party’s relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d).  Notwithstanding the provisions of this subsection (d), the Distributors shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities which are the subject of the action and which were distributed to the public through them pursuant to this Agreement or upon resale of Securities purchased by them from the Issuer exceeds the amount of any damages which the Distributors have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Issuer and the Distributors agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (with the Distributors being treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(d).  The Distributors’ obligation in this subsection (d) to contribute shall be several in proportion to their respective obligations and not joint.

9.                                      Status of the Distributors.

In soliciting offers to purchase the Securities from the Issuer pursuant to this Agreement and in assuming other obligations hereunder (other than any obligation to purchase Securities pursuant to Section 3 hereof), each Distributor is acting solely as agent for the Issuer and not as principal.  In connection with the placement of any Securities by a Distributor, acting as agent, (a) such Distributor will make reasonable efforts to assist the Issuer in obtaining performance by each purchaser whose offer to purchase Securities from the Issuer has been solicited by such Distributor and accepted by the Issuer, but such Distributor shall have no liability to the Issuer in the event any such purchase is not consummated for any reason; and (b) if the Issuer shall default on its obligations to deliver Securities to a purchaser whose offer it has accepted, the Issuer (i) shall hold the applicable Distributor harmless against any loss, claim or damage arising from or as a result of such default by the Issuer, and (ii) in particular, shall pay to the applicable Distributor any commission to which it would be entitled in connection with such sale.

10.                               Survival of Certain Representations and Obligations.

The respective indemnities, agreements, representations, warranties and other statements of the Issuer or its officers and of the Distributors set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Distributors, the Issuer or any of their respective representatives, officers or directors or any controlling person and will survive delivery of and payment for the Securities.  If this Agreement is terminated pursuant to Section 11 or for any other reason or if for any reason the sale of Securities described in a confirmation or Terms Agreement referred to in Section 3 by the Issuer to the Distributors is not consummated, the Issuer shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 4(j) and the obligations of the Issuer under Sections 4(f) and 4(i) and the respective obligations of the Issuer and the Distributors pursuant to Section 8 shall remain in effect.  In addition, if any such termination of this Agreement shall occur either (i) at a time when a Distributor shall own any of the Securities with the intention of reselling them or (ii) after the Issuer has accepted an offer to purchase Securities and prior to the related settlement, the obligations of the Issuer under the second sentence of Section 4(c), under Sections 4(a), 4(b), 4(d), 4(e), 4(g) and 4(h) and, in the case of a termination occurring as described in (ii) above, under Sections 3(c), 7(a), and 7(d) and under the last sentence of Section 9, shall also remain in effect.

11.                               Termination.

This Agreement may be terminated for any reason at any time by the Issuer or by a Distributor upon the giving of one day’s written notice of such termination to the other party hereto; provided, however, that this Agreement may not be terminated by the giving of such notice following receipt by the Issuer of a confirmation or Terms Agreement referred to in Section 3 relating to the purchase of Securities by a Distributor and prior to delivery of the Securities described in such confirmation or Terms Agreement, unless the sale and purchase of Securities contemplated thereby is rejected by the Issuer in accordance with Section 3(b)(v).

12.                               Sales of Securities Denominated in a Currency other than U.S. Dollars or of Indexed Securities.

If at any time the Issuer and a Distributor shall determine to issue and sell Securities denominated in a currency other than U.S. dollars, which other currency may include a currency unit, or with respect to which an index is used to determine the amounts payable on the Securities, the Issuer and such Distributor may execute and deliver a supplement to this Agreement for the purpose of making any appropriate additions to and modifications of the terms of this Agreement applicable to such Securities and the offer and sale thereof.  The Issuer will not issue Securities denominated in Yen otherwise than in compliance with applicable Japanese laws, regulations and policies.  In particular, the Issuer or its designated agent shall submit such reports or information as may be required from time to time by applicable law, regulations and guidelines promulgated by Japanese governmental and regulatory authorities in connection with the issue and offering of the Securities.

13.                               Notices.

                Except as otherwise provided herein, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to Credit Suisse Securities (USA) LLC shall be directed to it at Eleven Madison Avenue, New York, New York 10010, Attention:  Short and Medium Term Finance Department (Facsimile No. (212) 743-5825); notices to Merrill Lynch, Pierce, Fenner & Smith Incorporated shall be directed to it at Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036, Attention: Legal Department — Lily Chang (Facsimile No. (212) 901-7881) and notices to the Issuer shall be directed to it at One Madison Avenue, New York, New York 10010, Attention: Legal Department (Facsimile No. (212) 553-2336); or in the case of either party hereto, to such other address or person as such party shall specify to the other party by a notice given in accordance with the provisions of this Section 13.  Any such notice shall take effect at the time of receipt.

14.                               Successors.

This Agreement will inure to the benefit of and be binding upon the parties hereto, their respective successors, the officers and directors and controlling persons referred to in Section 8 and, to the extent provided in Section 7(f), any person who has agreed to purchase Securities from the Issuer, and no other person will have any right or obligation hereunder.

15.                               Counterparts.

This Agreement and any Terms Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

16.                               Applicable Law.

This Agreement and any Terms Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.  The Issuer hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or any Terms Agreement or the transactions contemplated hereby or thereby.  The Issuer irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or any Terms Agreement or the transactions contemplated hereby or thereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.  The Issuer irrevocably appoints Credit Suisse (USA), Inc., Eleven Madison Avenue, New York, NY 10010, Attention:  General Counsel, as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Issuer by the person serving the same to the address provided in Section 13, shall be deemed in every respect effective service of process upon the Issuer in any such suit or proceeding.  The Issuer further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement and any Terms Agreement.

The obligation of the Issuer in respect of any sum due to a Distributor pursuant to this Agreement or any Terms Agreement shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by the such Distributor of any sum adjudged to be so due in such other currency, on which (and only to the extent that) the Distributor may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to the Distributor thereunder, the Issuer agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Distributor against such loss.  If the amount of United States dollars so purchased is greater than the sum originally due to the Distributor thereunder, the Distributor agrees to pay to the Issuer an amount equal to the excess of the dollars so purchased over the sum originally due to the Distributor thereunder.

17.                               Amendments.

This Agreement may be amended or supplemented if, but only if, such amendment or supplement is in writing and is signed by the Issuer and the Distributors.

18.                               Notice of New Registration Statement.

                Upon delivery by the Issuer to the Distributors of a Notice of New Registration Statement substantially in the form of Exhibit C hereto, and subsequent confirmation and acceptance of such Notice of New Registration Statement by the Distributors (the date of such confirmation and acceptance, the “Confirmation Date”), (i) the file number contained in the first sentence of Section 2(a) hereof shall thereafter be deemed to refer to the file number of the registration statement specified in such Notice of New Registration Statement (the “New Registration Statement”) and (ii) the documents referred to in Section 6(d), 6(e), 6(f), 6(g) and 6(h) hereof shall be delivered at a place and time mutually agreed to by the Issuer and the Distributors on the Confirmation Date or such later date as may be mutually agreed by the Issuer and the Distributors, which in no event shall be later than the time at which the Distributors commence solicitation of Securities registered pursuant to the New Registration Statement; provided, however, that to the extent that such documents are deliverable to a Distributor, the Issuer shall not be required to deliver such documents to any Distributor that is a party to the MTN Distribution Agreement if such documents are delivered to such Distributor pursuant to the analogous terms of the MTN Distribution Agreement.

19.                               Selling Restrictions.

The Distributors agree with the Issuer that they will not solicit offers to purchase, offer to sell, or sell the Securities in violation of the restrictions contained in the Section entitled “Plan of Distribution—Selling Restrictions” in the Statutory Prospectus.

If the foregoing correctly sets forth our agreement, please indicate your acceptance hereof in the space provided for that purpose below.

Very truly yours,

CREDIT SUISSE

	By:	/s/ Grace J. Koo
	Name:	Grace J. Koo
	Title:	Authorized Person

	By:	/s/ Peter Feeney
	Name:	Peter Feeney
	Title:	Authorized Person

CONFIRMED AND ACCEPTED, as of the
date first above written:

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Michael G. Clark
Name:	Michael G. Clark
Title:	Managing Director

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Amy Spurr
Name:	Amy Spurr
Title:	Managing Director, Debt Capital Markets

SCHEDULE A

The Distributors shall have received letters, dated, the date of delivery thereof of KPMG AG, confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and to the effect that:

(i)                                     in their opinion the audited consolidated financial statements examined by them and included in the Registration Statement and the General Disclosure Package comply as to form in all material respects with the applicable accounting requirements of the Securities Laws;

(ii)                                  with respect to period(s) covered by any unaudited interim consolidated financial statements included in the Registration Statement and the General Disclosure Package, they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in AU 722, Interim Financial Information, on those unaudited interim consolidated financial statements (including the notes thereto, if any) of the Issuer and its consolidated subsidiaries included in the Registration Statement and the General Disclosure Package, and have made inquiries of certain officials of the Issuer who have responsibility for financial and accounting matters of the Issuer and its consolidated subsidiaries as to whether those unaudited interim consolidated financial statements comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published rules and regulations; they have read the latest unaudited monthly financial statements, if any, and any supplementary summary unaudited financial information of the Issuer and its consolidated subsidiaries made available by the Issuer and the minutes of the meetings of the stockholder, Board of Directors and committees of the Board of Directors of the Issuer; and have made inquiries of certain officials of the Issuer who have responsibility for financial and accounting matters of the Issuer and its consolidated subsidiaries as to whether the unaudited monthly financial statements are stated on a basis substantially consistent with that of the audited consolidated financial statements included in the Registration Statement and the General Disclosure Package; and on the basis thereof, nothing came to their attention which caused them to believe that:

(A)                              the unaudited interim consolidated financial statements, if any, included in the Registration Statement or the General Disclosure Package do not comply as to form in all material respects with the applicable accounting requirements of the Securities Laws, or that any material modifications should be made to such unaudited interim consolidated financial statements for them to be in conformity with U.S. GAAP; and

(B)                                with respect to the period from the day after the date of the most recent unaudited interim consolidated financial statements for such entities included in the General Disclosure Package to a specified date at the end of the most recent month where the closing process has been completed, there were any decreases, as compared with the corresponding period in the preceding year, in net income of the Issuer and its consolidated subsidiaries, except for such decreases set forth in such letter or which are otherwise disclosed; and

(iii)                               they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial and statistical information contained in the Registration Statement, each Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectus that is an “electronic road show,” as defined in Rule 433(h)) and the Credit Suisse and, to the extent applicable, the Credit Suisse Group annual or quarterly reports (in each case to the extent that such dollar amounts, percentages and other financial and statistical information are derived from the general accounting records of the Issuer and its subsidiaries or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial and statistical information to be in agreement with such results.

All financial statements and schedules included in material incorporated by reference into the Registration Statement or the General Disclosure Package shall be deemed included in the Registration Statement or the General Disclosure Package for purposes of this subsection.

Schedule A-2

EXHIBIT A-1

FORM OF GENERAL DISCLOSURE PACKAGE SCHEDULE

GENERAL DISCLOSURE PACKAGE SCHEDULE

(1)                                 Applicable Time:

(2)                                 Statutory Prospectus:

(3)                                 General Use Issuer Free Writing Prospectus(es):

(4)                                 Other Documents that are part of the General Disclosure Package:

EXHIBIT A-2

FORM OF TERMS AGREEMENT

CREDIT SUISSE

[acting through its              branch]

(“Issuer”)

Warrants

TERMS AGREEMENT

                    , 20

Credit Suisse

Attn:  Corporate Treasury Department

Eleven Madison Avenue

New York, New York 10010

Ladies and Gentlemen:

We offer to purchase, on and subject to the terms and conditions of the Distribution Agreement dated May 26, 2009 (the “Distribution Agreement”), the following warrants (“Warrants”) on the following terms:

Warrants:

Designation of the Series of Warrants: [Call] [Put] Warrants

Warrant Property:

Aggregate Number of Warrants:

Date(s) upon which Warrants may be exercised:

Currency in which exercise payments shall be made:

Exchange Rate (or method of calculation):

Expiration Date:

Form of Settlement:
[Call Price:](1)

(1)                                  Applicable to Call Warrants.

Warrants:

[Formula for determining Cash Settlement Value:](2)

[Amount of Warrant Property Salable per Warrant:](3)

[Put Price for such specified amount of Warrant Property per Warrant:](2)

[Method of delivery of any Warrant Property to be delivered for sale upon exercise of Warrants:](3)

Other Terms: [include terms of any Debt Securities if issued with the Warrant]

Details for Settlement

Book-entry Security

[Additional Purchase Information — to be completed by the Distributor, if desired, to the extent available]

Exact name in which the Warrant or Warrants are to be registered (“registered owner”):

Exact address of registered owner and, if different, the address for delivery of notices and payment of principal and any premium and interest:

Taxpayer identification number of registered owner:

Amount of Warrants in authorized denominations to be delivered to registered owner:

* * * * *

The provisions of the Distribution Agreement are incorporated herein by reference and any capitalized terms used but not defined herein shall have the meaning assigned to them in the Distribution Agreement.

Our agreement to purchase the Warrants hereunder is subject to the conditions set forth in the Distribution Agreement, [including the conditions set forth in paragraphs (d), (e), (f), (g) and (h) of Section 6].  If for any reason the purchase by the undersigned of the Warrants is not consummated other than because of a default by the undersigned [or a failure to satisfy a condition set forth in clause (iii), (iv), (v), (vi), (vii) and (viii) of Section 6(d) of the Distribution Agreement], the Issuer shall reimburse the undersigned for all out-of-pocket expenses reasonably incurred by the undersigned in connection with the offering of the Warrants and not otherwise required to be reimbursed pursuant to Section 4 of the Distribution Agreement.

[Insert any additional agreements, conditions, etc.]

(2)                                  Applicable to Put Warrants.

(3)           Applicable to Put Warrants only if such Put Warrants contemplate that the holder deliver Warrant Property      to settle Put Warrants.

A-2-2

The following statements in the General Disclosure Package and the Final Prospectus are the ones to which Section 2(t) of the Distribution Agreement applies:  “Description of Warrants” in the Statutory Prospectus and [“Description of the Warrants” in the prospectus supplement relating to the offering of the Warrants (the “Prospectus Supplement”)].

For purposes of Sections 2 and 8 of the Distribution Agreement, the only information furnished to the Issuer by the Distributor [and any other purchaser of the Warrants who purchases Warrants on, and subject to, the terms and conditions of the Distribution Agreement and this Terms Agreement] for use in the General Disclosure Package or the Final Prospectus consists of the following information in the Final Prospectus furnished on behalf of each such person:

[Insert any information furnished]

Unless the undersigned has received notification from the Issuer within [one Business Day] that the Issuer does not agree to the terms set forth herein, this Terms Agreement shall constitute a binding agreement between the Issuer and the undersigned for the sale and purchase of the Warrants upon the terms set forth herein and in the Distribution Agreement.

Very truly yours.

[NAME OF DISTRIBUTOR]

By
Name:
Title:

Accepted and agreed to
as of the date set forth above.

CREDIT SUISSE
[acting through its branch]

By
Name:
Title:

A-2-3

EXHIBIT B

FORM OF WARRANT AGREEMENT

WARRANT AGREEMENT

THIS AGREEMENT, dated as of         , 2009, between Credit Suisse, a corporation that is existing under the laws of Switzerland (the “Issuer”), and The Bank of New York Mellon, a New York banking corporation, as Warrant Agent (the “Warrant Agent”).

WHEREAS, the Issuer has duly authorized the issue from time to time, directly or through any of its branches, of warrants (the “Universal Warrants”) to purchase or sell (i) securities of an entity unaffiliated with the Issuer, a basket of such securities, an index or indices of such securities or any combination of the foregoing, (ii) currencies or composite currencies, or (iii) commodities (the property described in clauses (i), (ii) and (iii), in relation to a Universal Warrant, being hereinafter referred to as the “Warrant Property” applicable to such Universal Warrant) to be issued in one or more series and in such number and with such terms as may from time to time be authorized in accordance with the terms of this Agreement;

WHEREAS, the Issuer has duly authorized the execution and delivery of this Agreement to provide, among other things, for the delivery and administration of the Universal Warrants; and

WHEREAS, all things necessary to make this Agreement a valid agreement according to its terms have been done;

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE 1
UNIVERSAL WARRANTS

Section 1.01.   Ranking.  The Universal Warrants are unsecured contractual obligations of the Issuer and will rank pari passu with the Issuer’s other unsecured contractual obligations and with the Issuer’s unsecured and unsubordinated debt.

Section 1.02.   Form, Execution and Delivery of Warrant Certificates.  (a) Certificates (“Warrant Certificates”) evidencing the Universal Warrants of each series shall be substantially in the form of Exhibits A and B hereto (if in registered form) or in such form (not inconsistent with this Agreement) as shall be established by or pursuant to one or more Board Resolutions (as defined below) (as set forth in a Board Resolution or, to the extent established pursuant to, rather than set forth in, a Board Resolution, in an Officer’s Certificate (as defined below) detailing such establishment) or in one or more agreements supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement.  The Warrant Certificates may have imprinted or otherwise reproduced thereon such letters, numbers or other marks of identification or designation and such legends or endorsements as the Authorized Persons (as defined below) executing the same may approve (execution thereof to be conclusive evidence of such approval) and that are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto, or with any rule or regulation of any self-regulatory organization (an “SRO”) on which the Universal Warrants of such series may be listed, or of any securities depository, or to conform to usage.  Two Authorized Persons shall execute the Warrant Certificates for the Issuer by facsimile or manual signature in the name and on behalf of the Issuer.

“Authorized Person” means the Chief Financial Officer of the Issuer and such other officers or employees of the Issuer, or any of its branches or affiliates as may be designated as “Authorized Persons” by power of attorney signed by the Chief Financial Officer of the Issuer or otherwise duly executed by and on behalf of the Issuer.

“Board Resolution” means a copy of one or more resolutions, certified by an Authorized Person to have been duly adopted or consented to by the Board of Directors of the Issuer and to be in full force and effect, and delivered to the Warrant Agent.

“Officer’s Certificate”  means a certificate signed in the name of the Issuer or any of its branches or affiliates by any two Authorized Persons.

(b)                                 In case any Authorized Person who shall have signed a Warrant Certificate, either manually or by facsimile signature, shall cease to be such before such Warrant Certificate shall have been countersigned and delivered by the Warrant Agent to the Issuer or delivered by the Issuer, such Warrant Certificate nevertheless may be countersigned and delivered as though the person who signed such Warrant Certificate had not ceased to be such an Authorized Person and thereupon shall nevertheless be valid; and a Warrant Certificate may be signed on behalf of the Issuer by any person who, at the actual date of the execution of such Warrant Certificate, shall be an Authorized Person to sign such Warrant Certificate, although at the date of the execution of this Warrant Agreement any such person was not such an Authorized Person.

(c)                                  Pending the preparation of final Warrant Certificates evidencing Universal Warrants of any series, the Issuer may execute and the Warrant Agent shall countersign and deliver temporary Warrant Certificates evidencing such Universal Warrants (printed, lithographed, typewritten or otherwise produced, in each case in form satisfactory to the Warrant Agent).  Such temporary Warrant Certificates shall be issuable substantially in the form of the final Warrant Certificates but with such omissions, insertions and variations as may be appropriate for temporary Warrant Certificates, all as may be determined by the Issuer with the concurrence of the Warrant Agent.  Such temporary Warrant Certificates may contain such reference to any provisions of this Warrant Agreement as may be appropriate.  Every such temporary Warrant Certificate shall be executed by the Issuer and shall be countersigned by the Warrant Agent upon the same conditions and in substantially the same manner, and with like effect, as the final Warrant Certificates.  Without unreasonable delay, the Issuer shall execute and shall furnish final Warrant Certificates and thereupon such temporary Warrant Certificates may be surrendered in exchange therefor without charge, and the Warrant Agent shall countersign and deliver in exchange for such temporary Warrant Certificates final Warrant Certificates evidencing a like aggregate number of Universal Warrants of the same series and of like tenor as those evidenced by such temporary Warrant Certificates.  Until so exchanged, such temporary Warrant Certificates and the Universal Warrants evidenced thereby shall be entitled to the same benefits under this Warrant Agreement as final Warrant Certificates and the Universal Warrants evidenced thereby.

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Section 1.03.   Number Unlimited; Issuable in Series.  (a) The aggregate number of Universal Warrants that may be delivered under this Agreement is unlimited.

(b)                                 The Universal Warrants may be issued by the Issuer, directly or through any of its branches, in one or more series.  There shall be established in or pursuant to one or more Board Resolutions (and to the extent established pursuant to, rather than set forth in, a Board Resolution, in an Officer’s Certificate detailing such establishment) or established in one or more agreements supplemental hereto, prior to the initial issuance of Universal Warrants of any series:

(i)                                     the designation of the Universal Warrants of the series, which shall distinguish the Universal Warrants of the series from the Universal Warrants of all other series;

(ii)                                  any limit upon the aggregate number of the Universal Warrants of the series that may be countersigned and delivered under this Agreement (except for Universal Warrants countersigned and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Universal Warrants of the series);

(iii)                               the price at which the Universal Warrants of the series will be issued and, if other than U.S. dollars, the coin or currency or composite currency in which such issue price will be payable;

(iv)                              whether the Universal Warrants of the series are warrants to purchase (“call warrants”) or warrants to sell (“put warrants”) the Warrant Property;

(v)                                 the specific Warrant Property purchasable or salable upon exercise of the Universal Warrants of the series, and the amount thereof (or the method for determining the same);

(vi)                              the price at which and, if other than U.S. dollars, the coin or currency or composite currency with which the Warrant Property may be purchased or sold upon exercise of the Universal Warrants of the series (or the method for determining the same);

(vii)                           whether the exercise price for the Universal Warrants of the series may be paid in cash or by the exchange of any other security, or both, or otherwise, and the method of exercise of the Universal Warrants of the series (including the circumstances, if any, under which the Universal Warrants may be deemed to be automatically exercised);

(viii)                        whether the exercise of the Universal Warrants of the series is to be settled in cash or by delivery of the Warrant Property or both, or otherwise;

(ix)                                the date on which the right to exercise the Universal Warrants of the series shall commence and the date (the “Expiration Date”) on which such right shall expire or, if the Universal Warrants of the series are not continuously exercisable throughout such period, the specific date or dates on which they will be exercisable;

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(x)                                   the minimum or maximum number of Universal Warrants of the series that may be exercised at any one time, if applicable;

(xi)                                the designation and terms of the securities with which Universal Warrants of the series are issued and the number of Universal Warrants of the series issued with such securities, if applicable;

(xii)                             the date on and after which such Universal Warrants of the series and the related securities will be separately transferable, if applicable;

(xiii)                          whether the Warrant Certificates representing the Universal Warrants of the series will be in registered form (“Registered Warrants”) or bearer form (“Bearer Warrants”) or both;

(xiv)                         whether the Warrant Certificates evidencing any Registered Warrants or Bearer Warrants of the series will be issued in global form (“Global Warrant Certificates”) or definitive form (“Definitive Warrant Certificates”) or both, and whether and on what terms (if different from those set forth herein) Warrant Certificates in one form may be converted into or exchanged for Warrant Certificates in the other form and the Depositary (as defined below) for such Global Warrant Certificates;

(xv)                            any warrant agents, depositaries, authenticating or paying agents, transfer agents or registrars or any determination or calculation agents or other agents with respect to Universal Warrants of the series; and

(xvi)                         any other terms of the Universal Warrants of the series (which terms shall not be inconsistent with the provisions of this Agreement).

(c)                                  All Universal Warrants of any one series shall be substantially identical, except as may otherwise be provided by or pursuant to the Board Resolution or Officer’s Certificate referred to above or as set forth in any such agreement supplemental hereto.  All Universal Warrants of any one series need not be issued at the same time and may be issued from time to time, consistent with the terms of this Agreement, if so provided by or pursuant to such Board Resolution, such Officer’s Certificate or in any such agreement supplemental hereto.

Section 1.04.   Countersignature and Delivery of Warrant Certificates.  (a)  The Issuer may deliver Warrant Certificates evidencing Universal Warrants of any series executed by the Issuer to the Warrant Agent for countersignature together with the applicable documents referred to below in this Section, and the Warrant Agent shall thereupon countersign and deliver such Warrant Certificates to or upon the order of the Issuer (contained in the Issuer Order (as defined below) referred to below in this Section) or pursuant to such procedures acceptable to the Warrant Agent as may be specified from time to time by an Issuer Order.  Any terms of the Universal Warrants evidenced by such Warrant Certificates may be determined by or pursuant to such Issuer Order or such other procedures.  If provided for in such procedures, such Issuer Order may authorize countersignature and delivery pursuant to oral instructions from the Issuer or its duly authorized agent, which instructions shall be promptly confirmed in writing.  In countersigning such Warrant Certificates and accepting the responsibilities under this Agreement in relation to the Universal Warrants evidenced by such Warrant Certificates, the Warrant Agent

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shall be entitled to receive (in the case of subparagraphs 1.04(a)(ii),1.04(a)(iii), and 1.04(a)(iv) below only at or before the time of the first request of the Issuer to the Warrant Agent to countersign Warrant Certificates in a particular form and series evidencing Universal Warrants) and shall be fully protected in relying upon, unless and until such documents have been superseded or revoked:

(i)                                     an Issuer Order requesting such countersignature and setting forth delivery instructions if the Warrant Certificates are not to be delivered to the Issuer;

(ii)                                  any Board Resolution, Officer’s Certificate and/or executed supplemental agreement pursuant to which the forms and terms of the Universal Warrants evidenced by such Warrant Certificates were established;

(iii)                               an Officer’s Certificate setting forth the forms and terms of the Universal Warrants evidenced by such Warrant Certificates stating that the form or forms and terms of the Universal Warrants evidenced by such Warrant Certificates have been established pursuant to Section 1.02 and Section 1.03 and comply with this Agreement, and covering such other matters as the Warrant Agent may reasonably request; and

(iv)                              At the option of the Issuer, either an Opinion of Counsel (as defined below) or a letter addressed to the Warrant Agent permitting it to rely on an Opinion of Counsel, substantially to the effect that:

(A)                              the forms of the Warrant Certificates have been duly authorized and established in conformity with the provisions of this Agreement;

(B)                                in the case of an underwritten offering, the terms of the Universal Warrants have been duly authorized and established in conformity with the provisions of this Agreement and, in the case of an offering that is not underwritten, certain terms of the Universal Warrants have been established pursuant to a Board Resolution, an Officer’s Certificate or a supplemental agreement in accordance with this Agreement, and when such other terms as are to be established pursuant to procedures set forth in an Issuer Order shall have been established, all terms will have been duly authorized by the Issuer and will have been established in conformity with the provisions of this Agreement; and

(C)                                when the Warrant Certificates have been executed by the Issuer and countersigned by the Warrant Agent in accordance with the provisions of this Agreement and delivered to and duly paid for by the purchasers thereof, subject to such other conditions as may be set forth in such opinion of counsel, they will have been duly issued under this Agreement and the Universal Warrants evidenced thereby will be valid and legally binding obligations of the Issuer, enforceable in accordance with their respective terms, and will be entitled to the benefits of this Agreement.

In rendering such opinions, such counsel may qualify any opinions as to enforceability by stating that such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium and other similar laws affecting the rights and remedies of creditors and is subject to

5

general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).  Such counsel may rely, as to all matters governed by the laws of jurisdictions other than the State of New York and the federal law of the United States, upon opinions of other counsel (copies of which shall be delivered to the Warrant Agent), who shall be counsel reasonably satisfactory to the Warrant Agent, in which case the opinion shall state that such counsel believes he and the Warrant Agent are entitled so to rely.  Such counsel may also state that, insofar as such opinion involves factual matters, such counsel has relied, to the extent such counsel deems proper, upon certificates of Authorized Persons and certificates of public officials.

“Issuer Order” means a written statement, request or order signed in the name of the Issuer by any two Authorized Persons.

“Opinion of Counsel” means an opinion in writing signed by legal counsel to the Issuer, who may be an employee of the Issuer, and who shall be satisfactory to the Warrant Agent.

(b)                                 The Warrant Agent shall have the right to decline to countersign and deliver any Warrant Certificates under this Section if the Warrant Agent, being advised by counsel, determines that such action may not lawfully be taken by the Issuer or if the Warrant Agent in good faith determines that (i) such action would expose the Warrant Agent to personal liability to existing registered or beneficial holders of Universal Warrants (each, a “Warrantholder”) or would affect the Warrant Agent’s own rights, duties or immunities under the Warrant Certificates, the Universal Warrants, this Agreement or otherwise or (ii) the terms of such Universal Warrants are administratively unacceptable to it.

(c)                                  If the Issuer shall establish pursuant to Section 1.03 that the Universal Warrants of a series are to be evidenced in whole or in part by one or more Global Warrant Certificates, then the Issuer shall execute and the Warrant Agent shall, in accordance with this Section and the Issuer Order with respect to such series, countersign and deliver one or more Global Warrant Certificates that (i) shall evidence all or part of the Universal Warrants of such series issued in such form and not yet canceled, (ii) shall be registered in the name of the Depositary for such Universal Warrants or the nominee of such Depositary, (iii) shall be delivered by the Warrant Agent to such Depositary or pursuant to such Depositary’s instructions and (iv) shall bear a legend substantially to the following effect: Unless and until it is exchanged in whole or in part for Universal Warrants in definitive registered form, this Warrant Certificate and the Universal Warrants evidenced hereby may not be transferred except as a whole by the Depositary to the nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

“Depositary” means, with respect to the Universal Warrants of any series that are or may be evidenced by one or more Global Warrant Certificates, the person or persons designated as Depositary by the Issuer pursuant to Section 1.03 hereof until a successor Depositary shall have become such pursuant to the applicable provisions of this Agreement, and thereafter “Depositary” shall mean or include each person who is then a Depositary hereunder, and if at any time there is more than one such person, “Depositary” as used with respect to the Universal Warrants of any such series shall mean the Depositary with respect to that series.

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(d)                                 If so required by applicable law, each Depositary for a series of Universal Warrants must, at the time of its designation and at all times while it serves as Depositary, be a clearing agency registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and any other applicable statute or regulation.

(e)                                  A Warrant Certificate shall not be valid for any purpose, and no Universal Warrant evidenced thereby shall be exercisable, unless and until such Warrant Certificate has been countersigned by the manual signature of an authorized signatory of the Warrant Agent.  Such countersignature by an authorized signatory of the Warrant Agent upon any Warrant Certificate executed by the Issuer in accordance with this Agreement shall be conclusive evidence that the Warrant Certificate so countersigned and the Universal Warrants evidenced thereby have been duly issued hereunder.

Section 1.05.   Place of Exercise; Registration of Transfers and Exchanges.  (a) Except as otherwise established pursuant to Section 1.03 with respect to Universal Warrants of a series, Universal Warrants may be presented for exercise at the Warrant Agent’s Window (as defined below) in accordance with procedures to be established pursuant to Section 1.03.

(b)                                 Except as otherwise provided herein or as established pursuant to Section 1.03 with respect to the Universal Warrants of a series, the Warrant Agent shall from time to time register the transfer of any outstanding registered Definitive Warrant Certificates upon the records to be maintained by it for that purpose (the “Warrant Register”) at the Warrant Agent’s Office (as defined below), subject to such reasonable regulations as the Issuer or the Warrant Agent may prescribe with respect to the Universal Warrants of such series, upon surrender thereof at the Warrant Agent’s Window (as defined below), duly endorsed by, or accompanied by a written instrument or instruments of transfer in form satisfactory to the Warrant Agent and the Issuer duly executed by, the Registered Holder(s) (as defined below) thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, such signature to be guaranteed by a bank or trust company with a correspondent office in The City of New York or by a broker or dealer that is a member of the Financial Industry Regulatory Authority or by a member of a national securities exchange or in such other manner acceptable to the Warrant Agent and the Issuer.  Upon any such registration of transfer, one or more new Warrant Certificates of the same series and like terms evidencing a like number of unexercised Registered Warrants shall be issued to the transferee(s) and the surrendered Warrant Certificate shall be cancelled by the Warrant Agent.

(c)                                  Except as otherwise established for a series of Universal Warrants pursuant to Section 1.03 at the option of a Registered Holder, Definitive Warrant Certificates in registered form may be exchanged for other Definitive Warrant Certificates in registered form evidencing the same aggregate number of unexercised Universal Warrants of the same series and of like tenor upon surrender to the Warrant Agent of the Definitive Warrant Certificates to be exchanged at the Warrant Agent’s Window.  The “Warrant Agent’s Window” shall be the window of the Warrant Agent maintained for purposes of transfer and tender in the Borough of Manhattan, The City of New York (or at the address of any additional agency established by the Issuer pursuant to Section 1.09 hereof, or at the address of any successor Warrant Agent (as provided in Section 5.03)), which is, on the date of this Agreement located at the address set forth in Exhibit C hereto.  If the Universal Warrants of any series are issued in both registered

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and unregistered form, except as otherwise established for such series pursuant to Section 1.03, at the option of the holder thereof, Warrant Certificates evidencing Bearer Warrants of any series may be exchanged for Definitive Warrant Certificates evidencing an equal number of unexercised Registered Warrants of the same series and of like tenor upon surrender of such Warrant Certificates evidencing Bearer Warrants to be exchanged at the Warrant Agent’s Window.  Unless otherwise established for such series pursuant to Section 1.03, Registered Warrants of any series may not be exchanged for Bearer Warrants of such series.  Upon surrender of any unexercised Warrant Certificate for exchange, the Warrant Agent shall cancel such Warrant Certificate, and the Issuer shall execute, and the Warrant Agent shall countersign and deliver, one or more new Warrant Certificates evidencing a like number of unexercised Universal Warrants of the same series and of like tenor.

(d)                                 Universal Warrants evidenced by the Warrant Certificates issued upon transfer or exchange pursuant to paragraph (b) or (c) of this Section shall be valid obligations of the Issuer, constituting the same obligations of the Issuer as the Universal Warrants evidenced by the Warrant Certificates surrendered for transfer or exchange, and entitled to the same benefits under this Agreement as were such Universal Warrants evidenced by the Warrant Certificates prior to such surrender.

(e)                                  Except as provided in Section 1.06, no service charge shall be made for any registration of transfer or exchange of Warrant Certificates, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Warrant Certificates, other than exchanges pursuant to this Section not involving any transfer.

(f)                                    In the event that, upon any exercise of Universal Warrants evidenced by a Warrant Certificate, the number of Universal Warrants exercised shall be less than the total number of Universal Warrants evidenced by such Warrant Certificate, there shall be issued to the Registered Holder thereof (or, in the case of Bearer Warrants, the holder thereof) or his assignee a new Warrant Certificate evidencing the number of Universal Warrants of the same series and of like tenor not exercised.

(g)                                 Warrant Certificates evidencing Bearer Warrants shall be transferable by delivery.

(h)                                 Notwithstanding any other provision of this Agreement, unless and until it is exchanged in whole or in part for Definitive Warrant Certificates, a Global Warrant Certificate evidencing all or a portion of the Universal Warrants of a series may not be transferred except as a whole by the Depositary for such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.

(i)                                     If at any time the Depositary for any series of Universal Warrants notifies the Issuer that it is unwilling or unable to continue as Depositary for such series or if at any time the Depositary for such series shall no longer be eligible under this Agreement (including the Depositary no longer being eligible due to its ceasing to be a clearing agency registered under the Exchange Act), the Issuer shall appoint a successor Depositary with respect to such series.  If a

8

successor Depositary for such series is not appointed by the Issuer within 90 days after the Issuer receives such notice or becomes aware of such ineligibility, the Issuer’s election pursuant to Section 1.03 that such series be evidenced by one or more Global Warrant Certificates shall no longer be effective and the Issuer will execute, and the Warrant Agent, upon receipt of an Officer’s Certificate for the countersignature and delivery of Definitive Warrant Certificates evidencing Universal Warrants of such series, will countersign and deliver Definitive Warrant Certificates evidencing Universal Warrants of such series and of like tenor in an aggregate number equal to the number of the unexercised Universal Warrants represented by such Global Warrant Certificate or Certificates in exchange for such Global Warrant Certificate or Certificates.

(j)                                     If established pursuant to Section 1.03 with respect to a series of Universal Warrants evidenced in whole or in part by one or more Global Warrant Certificates, the Depositary for such series may surrender such Global Warrant Certificate or Certificates in exchange in whole or in part for Definitive Warrant Certificates evidencing Universal Warrants of the same series and of like tenor on such terms as are acceptable to the Issuer and such Depositary.  Thereupon, the Issuer shall execute, and the Warrant Agent shall countersign and deliver, without service charge,

(i)                                     to the person specified by such Depositary a new Definitive Warrant Certificate of the same series and of like tenor in an aggregate number equal to and in exchange for such person’s beneficial interest in the Universal Warrants evidenced by such Global Warrant Certificate or Certificates; and

(ii)                                  to such Depositary a new Global Warrant Certificate or Certificates evidencing Universal Warrants of the same series and of like tenor in number equal to the difference, if any, between the number of unexercised Universal Warrants evidenced by the surrendered Global Warrant Certificates and the number of unexercised Universal Warrants evidenced by such Definitive Warrant Certificate countersigned and delivered pursuant to clause 1.05(j)(i) above.

Upon the exchange of a Global Warrant Certificate for Definitive Warrant Certificates, such Global Warrant Certificate shall be canceled by the Warrant Agent or an agent of the Issuer or the Warrant Agent.  Registered Definitive Warrant Certificates issued in exchange for a registered Global Warrant Certificate pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary for such series, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Warrant Agent or an agent of the Issuer or the Warrant Agent.  The Warrant Agent or such agent shall deliver such Warrant Certificates to or as directed by the persons in whose names such Warrant Certificates are so registered.  Definitive Bearer Warrant Certificates issued in exchange for a Global Bearer Warrant Certificate pursuant to this Section shall be issued in such authorized denominations as the Depositary for such series, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Warrant Agent or an agent of the Issuer or the Warrant Agent.

The Warrant Agent or such agent shall deliver such Warrant Certificates to or as directed by the Depositary for such series.

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(k)                                  Notwithstanding anything herein or in the terms of any series of Universal Warrants to the contrary, none of the Issuer, the Warrant Agent or any agent of the Issuer or the Warrant Agent (any of which, other than the Issuer, shall rely on an Officer’s Certificate and an Opinion of Counsel) shall be required to exchange any Bearer Warrant for a Registered Warrant if such exchange, in the sole judgment of the Issuer, would result in adverse Federal income tax consequences to the Issuer under then applicable United States Federal income tax laws.

(l)                                     The Issuer will maintain one or more offices or agencies in a city or cities located outside the United States (including any city in which such an agency is required to be maintained under the rules of any stock exchange on which the Universal Warrants of such series are listed) where the Bearer Warrants, if any, of each series may be presented for exercise and payment.  No payment on any Bearer Warrants will be made upon presentation of such Bearer Warrant at an agency of the Issuer within the United States nor will any payment be made by transfer to an account in, or by mail to an address in, the United States unless pursuant to applicable United States laws and regulations then in effect such payment can be made, in the sole judgment of the Issuer, without adverse tax consequences to the Issuer.  Notwithstanding the foregoing, payments in United States dollars with respect to Bearer Warrants of any series which are payable in United States dollars may be made at an agency of the Issuer maintained in the Borough of Manhattan, The City of New York if such payment in United States dollars at each agency maintained by the Issuer outside the United States for payment on such Bearer Warrants is illegal or effectively precluded by exchange controls or other similar restrictions.

(m)                               The Issuer may from time to time designate one or more additional offices or agencies where the Universal Warrants of a series may be presented for exercise and payment, where the Universal Warrants of that series may be presented for exchange as provided in this Agreement and where the Registered Universal Warrants of that series may be presented for registration of transfer as in this Agreement provided, and the Issuer may from time to time rescind any such designation, as the Issuer may deem desirable or expedient; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain the agencies provided for in this Section.  The Issuer will give to the Warrant Agent prompt written notice of any such designation or rescission thereof.

Section 1.06.   Mutilated or Missing Warrant Certificates.  (a)  If any Warrant Certificate evidencing Universal Warrants of any series is mutilated, lost, stolen or destroyed, the Issuer may in its reasonable discretion execute, and the Warrant Agent may countersign and deliver, in exchange and substitution for the mutilated Warrant Certificate, or in replacement for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate representing an equivalent number of unexercised Universal Warrants of the same series and of like tenor, bearing an identification number, if applicable, not contemporaneously outstanding, but only (in case of loss, theft or destruction) upon receipt of evidence reasonably satisfactory to the Issuer and the Warrant Agent of such loss, theft or destruction of such Warrant Certificate and security or indemnity, if requested, also reasonably satisfactory to them.  Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Issuer or the Warrant Agent may prescribe.

(b)                                 In case the Universal Warrants evidenced by any such mutilated, lost, stolen or destroyed Warrant Certificate have been or are about to be exercised, or deemed to be exercised

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(including, pursuant to automatic exercise provisions of the applicable series), the Issuer in its absolute discretion may, instead of issuing a new Warrant Certificate, and subject to the conditions set forth in clause 1.06(a) above, direct the Warrant Agent to treat the same as if it had received the Warrant Certificate together with an irrevocable exercise notice in proper form in respect thereof, as established with respect to the Universal Warrants of such series.

(c)                                  The Universal Warrants evidenced by each new Warrant Certificate issued pursuant to this Section in lieu of any lost, stolen or destroyed Warrant Certificate shall be original, additional contractual obligations of the Issuer, and shall be entitled to the same benefits under this Agreement as the Universal Warrants evidenced by the Warrant Certificate that was lost, stolen or destroyed.

(d)                                 Upon the issuance of any new Warrant Certificate in accordance with this Section, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the reasonable fees and expenses of the Warrant Agent) connected therewith.

(e)                                  The provisions of this Section are exclusive and shall preclude (to the extent lawful) any other rights and remedies with respect to the replacement or payment of mutilated, lost, stolen or destroyed Warrant Certificates.

Section 1.07.   Registered Holders.  (a)  Prior to due presentment for registration of transfer, the Issuer, the Warrant Agent and any agent of the Issuer or the Warrant Agent may deem and treat the person in whose name a Warrant Certificate shall be registered in the Warrant Register (a “Registered Holder”) as the absolute owner of the Registered Warrants evidenced thereby (notwithstanding any notation of ownership or other writing on the Warrant Certificate) for any purpose whatsoever, and as the person entitled to exercise the rights represented by the Registered Warrants evidenced thereby, and neither the Issuer nor the Warrant Agent, nor any agent of the Issuer or the Warrant Agent, shall be affected by any notice to the contrary.  All payments on account of any Registered Warrant to the Registered Holder, or upon his order, shall be valid, and to the extent of the sum or sums so paid, effective to satisfy and discharge the liability of the Issuer for moneys payable upon such Registered Warrant.  This Section shall be without prejudice to the rights of Warrantholders as described elsewhere herein.

(b)                                 The Issuer, the Warrant Agent and any agent of the Issuer or the Warrant Agent may treat the holder of any Bearer Warrant as the absolute owner of such Bearer Warrant for the purpose of exercising the rights represented thereby and for all other purposes and neither the Issuer, the Warrant Agent nor any agent of the Issuer or the Warrant Agent shall be affected by any notice to the contrary.  All payments on account of such Bearer Warrant made to any such person, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effective to satisfy and discharge the liability for moneys payable upon such Bearer Warrant.  This Section shall be without prejudice to the rights of Warrantholders as described elsewhere herein.

Section 1.08.   Cancellation.  All Universal Warrant Certificates surrendered to the Warrant Agent for redemption or registration of transfer or exchange shall be promptly cancelled by the Warrant Agent.  The Issuer may at any time deliver to the Warrant Agent for cancellation any Universal Warrant Certificates previously countersigned and delivered hereunder which the

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Issuer may have acquired in any manner whatsoever, and all Universal Warrant Certificates so delivered shall, upon receipt by the Warrant Agent of an Issuer Order, be promptly cancelled by the Warrant Agent.  No Universal Warrant Certificates shall be countersigned in lieu of or in exchange for any Universal Warrant Certificates cancelled as provided in this Section, except as permitted by this Agreement.  All cancelled Universal Warrant Certificates held by the Warrant Agent shall be disposed of in accordance with its customary procedures and a certificate of their disposition shall be delivered by the Warrant Agent to the Issuer, unless by Issuer Order the Issuer shall direct that cancelled Universal Warrant Certificates be returned to it.

If the Issuer or any affiliate of the Issuer shall acquire any Universal Warrant Certificate, such acquisition shall not operate as a cancellation of such Universal Warrant Certificate unless and until such Universal Warrant Certificate is delivered to the Warrant Agent for the purpose of cancellation.

Section 1.09.   Additional Warrant Agents.  Whenever the Issuer shall appoint a warrant agent other than the Warrant Agent with respect to the Universal Warrants of any series, it will cause such warrant agent to execute and deliver to the Warrant Agent an instrument in which such agent shall agree with the Warrant Agent, subject to the provisions of this Section,

(a)                                  that it will hold all Warrant Property received by it as such agent for any payment with respect to the Universal Warrants of such series in trust for the benefit of the Warrantholders of such series, if any, or of the Warrant Agent, and

(b)                                 that it will give the Warrant Agent notice of any failure by the Issuer to make any payment with respect to the Universal Warrants of such series when the same shall be due and payable.

The Issuer will, on or prior to each date of any payment of Universal Warrants of any such series, deposit with the Warrant Agent or any such additional warrant agent a sum sufficient to make such payment, and the Issuer will promptly notify the Warrant Agent of any failure to take such action with respect to any such additional warrant agent.

Section 1.10.   Appointment of Calculation Agents.  Pursuant to Section 1.03 hereof, the Issuer may, in connection with any series of Universal Warrants appoint any person or entity as Calculation Agent to make any calculations as may be required pursuant to the terms of any such series of Universal Warrants.  Any such Calculation Agent shall act as an independent agent of the Issuer and, unless otherwise provided by this Agreement, its calculations and determinations as to the applicable series of Universal Warrants shall, absent manifest error, be final and binding on the Issuer, the Warrant Agent and the Warrantholders.  Any such calculations will be made available to a Warrantholder for inspection at the Warrant Agent’s Office.

ARTICLE 2

DURATION AND EXERCISE OF UNIVERSAL WARRANTS

Section 2.01.   Duration and Exercise of Universal Warrants.  All terms with respect to duration and exercise of Universal Warrants will be established pursuant to Section 1.03 for each series of Universal Warrants.

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Section 2.02.   Return of Money Held Unclaimed for Two Years.  Except as otherwise provided herein, any money or other assets deposited with or paid to the Warrant Agent for the payment of any Universal Warrants and not paid but remaining unclaimed for two years after the date upon which such money or other assets shall have become due and payable shall be repaid by the Warrant Agent to the Issuer, at the Issuer’s request pursuant to an Officer’s Certificate, and the holders of such Universal Warrants shall thereafter look only to the Issuer for any payment which such holders may be entitled to collect and all liability of the Warrant Agent with respect to such money shall thereupon cease; provided that the Warrant Agent, before making any such repayment, may (but shall not be obligated to) at the expense of the Issuer notify (i) in the case of Registered Warrants evidenced by Definitive Warrant Certificates, the Registered Holders, (ii) in the case of Warrants evidenced by one or more Global Warrant Certificates, the applicable participants of the Depositary, and (iii) in the case of Bearer Warrants evidenced by Definitive Warrant Certificates, the holders thereof, in each case as provided in Section 6.04, that said money has not been so applied and remains unclaimed and that after a date named in the notification any unclaimed balance of said money then remaining will be returned to the Issuer.

ARTICLE 3

OTHER PROVISIONS RELATING TO RIGHTS OF WARRANTHOLDERS

Section 3.01.   Warrantholder May Enforce Rights.  Notwithstanding any of the provisions of this Agreement, any Warrantholder may, without the consent of the Warrant Agent, the Depositary, any participant of the Depositary, any other Warrantholder, the holder of any Warrant Property or, if applicable, the common depositary for Euroclear Bank, SA/NV, or its successor, as operator of the Euroclear System and Clearstream Banking, société anonyme, or its successor, in and for its own behalf, enforce, and may institute and maintain, any suit, action or proceeding against the Issuer suitable to enforce, or otherwise in respect of, its right to exercise its Universal Warrants as provided in this Agreement and established with respect to such Universal Warrants pursuant to Section 1.03.

Section 3.02.   No Rights as Holder of Warrant Property Conferred by Universal Warrants or Warrant Certificates.  No Warrant Certificate or Universal Warrant evidenced thereby shall entitle the holder or any beneficial owner thereof to any of the rights of a holder or beneficial owner of Warrant Property, including, without limitation, the right to receive the payment of principal of (premium, if any) or interest, if any, on Warrant Property or to vote or to enforce any rights under any documents governing Warrant Property.

Section 3.03.   Merger, Consolidation, Conveyance or Transfer.  (a) If at any time there shall be a merger or consolidation of the Issuer or a conveyance or transfer of its property and assets substantially as an entirety, then in any such event the successor, if other than the Issuer, shall by an instrument of assumption delivered to the Warrant Agent succeed to and be substituted for the Issuer, with the same effect as if it had been named herein and in the Warrant Certificates as the Issuer.  The Issuer shall thereupon, except in the case of a transfer by way of lease, be relieved of any further obligation hereunder and under the Universal Warrants and the Warrant Certificates, and the Issuer, as the predecessor corporation, except in the case of a transfer by way of lease, may thereupon or at any time thereafter be dissolved, wound up or liquidated.  Such successor and assuming corporation may thereupon cause to be signed, and may issue either in its own name or in the name of the Issuer, Warrant Certificates evidencing

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any or all of the Universal Warrants issuable hereunder that theretofore shall not have been signed by the Issuer.  All the Universal Warrants so issued shall in all respects have the same legal rank and benefit under this Agreement as the Universal Warrants theretofore or thereafter issued in accordance with the terms of this Agreement as though all of such Universal Warrants had been issued at the date of the execution hereof.  In any case of any such merger, consolidation, conveyance or transfer, such changes in phraseology and form (but not in substance) may be made in the Warrant Certificates representing the Universal Warrants thereafter to be issued as may be appropriate.

(b)                                 The Warrant Agent may receive an Opinion of Counsel as conclusive evidence that any such merger, consolidation, conveyance, transfer or assumption complies with the provisions of this Section.

ARTICLE 4

UNIVERSAL WARRANTS ACQUIRED BY THE ISSUER; PAYMENT OF TAXES

Section 4.01.   Universal Warrants Acquired by the Issuer.  (a) In the event the Issuer shall purchase or otherwise acquire Universal Warrants, such Universal Warrants may, at the option of the Issuer, be (i) in the case of Bearer Warrants or Registered Warrants evidenced by Definitive Warrant Certificates, delivered to the Warrant Agent, and if so delivered, the Warrant Agent shall promptly cancel such Universal Warrants on the records of the Warrant Agent or (ii) in the case of Warrants evidenced by one or more Global Warrant Certificates, surrendered free through a participant of the Depositary to the Depositary for credit to the account of the Warrant Agent maintained at the Depositary, and if so credited, the Warrant Agent shall promptly note the cancellation of such Universal Warrants by notation on the records of the Warrant Agent and the Warrant Agent shall cause its records to be marked to reflect the reduction in the number of Universal Warrants evidenced by the Global Warrant Certificate or Certificates by the number of Universal Warrants so canceled promptly after such account is credited.  Universal Warrants acquired by the Issuer may also, at the option of the Issuer, be resold by the Issuer directly or to or through any of its affiliates in lieu of being surrendered to the Warrant Agent or credited to its account.  No Warrant Certificate shall be countersigned in lieu of or in exchange for any Universal Warrant that is canceled as provided herein, except as otherwise expressly permitted by this Agreement.

(b)                                 Any canceled Warrant Certificate held by the Warrant Agent under this Agreement shall be disposed of by the Warrant Agent in accordance with its customary procedures unless otherwise directed by the Issuer, and the Warrant Agent shall deliver a certificate of disposition to the Issuer evidencing the same.

Section 4.02.   Payment of Taxes.  The Issuer will pay all stamp, withholding and other duties, if any, attributable to the initial issuance of each series or tranche of Universal Warrants; provided, however, that, anything in this Agreement to the contrary notwithstanding, the Issuer shall not be required to pay any tax or other governmental charge that may be payable in respect of any transfer involving any beneficial or record interest in, or ownership interest of, any Universal Warrants or Warrant Certificates.

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ARTICLE 5

CONCERNING THE WARRANT AGENT

Section 5.01.   Warrant Agent.  The Issuer hereby appoints The Bank of New York Mellon as Warrant Agent of the Issuer in respect of the Universal Warrants upon the terms and subject to the conditions set forth herein; and The Bank of New York Mellon hereby accepts such appointment.  The Warrant Agent shall have the powers and authority granted to and conferred upon it in this Agreement and such further powers and authority to act on behalf of the Issuer as the Issuer may hereafter grant to or confer upon it with its consent.  All of the terms and provisions with respect to such powers and authority contained in any Warrant Certificate are subject to and governed by the terms and provisions hereof.

Section 5.02.   Condition of Warrant Agent’s Obligations.  The Warrant Agent accepts its obligations herein set forth upon the terms and conditions hereof, including the following, to all of which the Issuer agrees and to all of which the rights hereunder of the holders from time to time of the Universal Warrants shall be subject:

(a)                                  The Issuer agrees promptly to pay the Warrant Agent the compensation to be agreed upon with the Issuer for all services rendered by the Warrant Agent and to reimburse the Warrant Agent for its reasonable out-of-pocket expenses (including attorneys’ fees and expenses) incurred by the Warrant Agent without negligence or bad faith on its part in connection with the services rendered by it hereunder.  The Issuer also agrees to indemnify the Warrant Agent for, and to hold it harmless against, any loss, liability or expense (including reasonable attorneys fees and expenses) incurred without negligence or bad faith on the part of the Warrant Agent, arising out of or in connection with its acting as such Warrant Agent hereunder, as well as the reasonable costs and expenses of defending against any claim of liability in the premises.  The obligations of the Issuer under this Section shall survive the expiration of all Universal Warrants issued under this Agreement.

(b)                                 In acting under this Agreement, the Warrant Agent is acting solely as agent of the Issuer and does not assume any obligation or relationship of agency or trust for or with any Warrantholders.

(c)                                  The Warrant Agent may consult with counsel satisfactory to it (including counsel to the Issuer), and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion of such counsel.

(d)                                 The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken or thing suffered by it in reliance upon any notice, direction, consent, certificate, affidavit, opinion, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

(e)                                  The Warrant Agent and its officers, directors and employees may become the owner of, or acquire any interest in, any Universal Warrants or other obligations of the Issuer, with the same rights that it or they would have if it were not the Warrant Agent hereunder and, to the extent permitted by applicable law, it or they may engage or be interested in any financial or

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other transaction with the Issuer and may act on behalf of, or as depositary, trustee or agent for, any committee or body of owners or holders of Universal Warrants or other obligations of the Issuer as freely as if it were not the Warrant Agent hereunder.

(f)                                    The Warrant Agent shall not be under any liability for interest on any monies at any time received by it pursuant to any of the provisions of this Agreement nor shall it be obligated to segregate such monies from other monies held by it, except as required by law.  The Warrant Agent shall not be responsible for advancing funds on behalf of the Issuer.

(g)                                 The Warrant Agent shall not be under any responsibility with respect to the validity or sufficiency of this Agreement or the execution and delivery hereof (except the due authorization, execution and delivery hereof by the Warrant Agent) or with respect to the validity or execution of the Warrant Certificates (except its countersignature thereof).

(h)                                 The recitals contained herein and in the Warrant Certificates (except as to the Warrant Agent’s countersignature thereon) shall be taken as the statements of the Issuer, and the Warrant Agent assumes no responsibility for the correctness of the same.

(i)                                     The Warrant Agent shall be obligated to perform such duties as are specifically set forth in this Agreement and no implied duties or obligations shall be read into this Agreement against the Warrant Agent.  The Warrant Agent shall not be under any obligation to take any action hereunder likely to involve it in any expense or liability, the payment of which is not, in its reasonable opinion, assured to it.  The Warrant Agent shall not be accountable or under any duty or responsibility for the application by the Issuer of any proceeds of the issuance of any Universal Warrants.  The Warrant Agent shall have no duty or responsibility in case of any default by the Issuer in the performance of its covenants or agreements contained in this Agreement or in any Warrant Certificate or in the case of the receipt of any written demand from a holder of a Universal Warrant with respect to such default, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or, except as provided in Section 6.02, to make any demand upon the Issuer.

(j)                                     In no event will the Warrant Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits) even if the Warrant Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

(k)                                  In no event shall the Warrant Agent be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.

Section 5.03.   Resignation and Appointment of Successor.  (a) The Issuer agrees, for the benefit of the holders from time to time of the Universal Warrants, that there shall at all times be a Warrant Agent hereunder with respect to each series of Universal Warrants until all the

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Universal Warrants of such series are no longer outstanding or until monies for the payment of all outstanding Universal Warrants of such series, if any, shall have been paid to the Warrant Agent and shall have been returned to the Issuer as provided in Section 2.02, whichever occurs earlier.

(b)                                 The Warrant Agent may at any time resign as such agent with respect to any series of Universal Warrants by giving written notice to the Issuer of such intention on its part, specifying the date on which its desired resignation shall become effective, subject to the appointment of a successor Warrant Agent with respect to such series and acceptance of such appointment by such successor Warrant Agent as hereinafter provided.  The Warrant Agent hereunder may be removed with respect to any series of Universal Warrants at any time by the filing with it of an instrument in writing signed by or on behalf of the Issuer and specifying such removal and the date when it shall become effective.  Such resignation or removal shall take effect upon the appointment by the Issuer, as hereinafter provided, of a successor Warrant Agent with respect to such series (which shall be a banking institution organized under the laws of the United States of America or one of the states thereof, have a combined capital and surplus of at least $50,000,000 (as set forth in its most recent reports of condition published pursuant to law or to the requirements of any United States federal or state regulatory or supervisory authority) and having an office in the Borough of Manhattan, The City of New York) and the acceptance of such appointment by such successor Warrant Agent.  In the event a successor Warrant Agent has not been appointed and accepted its duties within 90 days of the Warrant Agent’s notice of resignation, the Warrant Agent may apply to any court of competent jurisdiction for the designation of a successor Warrant Agent with respect to such series.  The obligation of the Issuer under Section 5.02(a) shall continue to the extent set forth therein notwithstanding the resignation or removal of the Warrant Agent with respect to any series of Universal Warrants.

(c)                                  In case at any time the Warrant Agent with respect to any series of Universal Warrants shall give notice of its intent to resign, or shall be removed, or shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or make an assignment for the benefit of its creditors, or consent to the appointment of a receiver or custodian of all or any substantial part of its property, or shall admit in writing its inability to pay or meet its debts as they mature, or if a receiver or custodian of it or of all or any substantial part of its property shall be appointed, or if any public officer shall have taken charge or control of the Warrant Agent or of its property or affairs, for the purpose of rehabilitation, conservation or liquidation, a successor Warrant Agent, qualified as aforesaid, shall be promptly appointed by the Issuer by an instrument in writing, filed with the successor Warrant Agent.  Upon the appointment as aforesaid of a successor Warrant Agent and acceptance by the latter of such appointment, the Warrant Agent so superseded shall cease to be Warrant Agent hereunder with respect to such series.

(d)                                 Any successor Warrant Agent appointed hereunder with respect to any series of Universal Warrants shall execute, acknowledge and deliver to its predecessor and to the Issuer an instrument accepting such appointment hereunder, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as Warrant Agent with respect to such series hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Warrant Agent shall be entitled to receive, all

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monies, securities and other property on deposit with or held by such predecessor (including, without limitation, the Warrant Register), as Warrant Agent with respect to such series hereunder.

(e)                                  If a successor Warrant Agent is appointed with respect to the Universal Warrants of one or more (but not all) series, the Issuer, the predecessor Warrant Agent and each successor Warrant Agent with respect to the Universal Warrants of any applicable series shall execute and deliver an agreement supplemental hereto that shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers and duties of the predecessor Warrant Agent with respect to the Universal Warrants of any series as to which the predecessor Warrant Agent is not retiring shall continue to be vested in the predecessor Warrant Agent, and shall add to or change any of the provisions of this Agreement as shall be necessary to provide for or facilitate the administration of the Universal Warrants hereunder by more than one Warrant Agent, it being understood that nothing herein or in such supplemental agreement shall constitute such Warrant Agents co-Warrant Agents of the same Universal Warrants and that each such Warrant Agent shall be a Warrant Agent with respect to separate series of Universal Warrants.

(f)                                    Any corporation into which the Warrant Agent hereunder may be merged or converted or any corporation with which the Warrant Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party or any corporation to which the Warrant Agent shall sell or otherwise transfer all or substantially all the corporate agency assets and business of the Warrant Agent, provided that it shall be qualified as aforesaid, shall be the successor Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.

ARTICLE 6

MISCELLANEOUS

Section 6.01.   Amendment.  (a) This Agreement and the terms of the Universal Warrants of any series may be amended (by means of an agreement supplemental hereto or otherwise) by the Issuer and the Warrant Agent, without the consent of the Warrantholders of any series of Universal Warrants, (i) for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained herein or therein, (ii) to establish the form or terms of Warrant Certificates or Universal Warrants of any series as permitted by Sections 1.02 and 1.03, (iii) to evidence and provide for the acceptance of appointment hereunder by a successor Warrant Agent with respect to the Universal Warrants of any series and to add to or change any of the provisions of this Agreement as shall be necessary to provide for or facilitate the administration of the Universal Warrants hereunder by more than one Warrant Agent pursuant to Section 5.03, or (iv) in any other manner which the Issuer may deem necessary or desirable and which will not materially and adversely affect the interests of the Warrantholders of such series.

(b)                                 The Issuer and the Warrant Agent may modify or amend this Agreement (by means of an agreement supplemental hereto or otherwise) with the consent of Warrantholders holding not less than a majority in number of the then outstanding Universal Warrants of all

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series affected by such modification or amendment, for any purpose; provided, however, that no such modification or amendment that changes the exercise price of the Universal Warrants of any series, shortens the period of time during which the Universal Warrants of such series may be exercised, reduces the amount receivable upon exercise, cancellation, expiration or termination of the Universal Warrants other than as set forth in the terms thereof, or otherwise materially and adversely affects the exercise rights of the affected Warrantholders or reduces the percentage of the number of outstanding Universal Warrants of such series, the consent of whose holders is required for modification or amendment of this Agreement, may be made without the consent of each Warrantholder affected thereby.  In the case of Universal Warrants evidenced by one or more Global Warrant Certificates, the Issuer and the Warrant Agent shall be entitled to rely upon certification in form satisfactory to each of them that any requisite consent has been obtained from holders of beneficial ownership interests in the relevant Global Warrant Certificate.  Such certification may be provided by participants of the Depositary acting on behalf of such beneficial owners of Universal Warrants, provided that any such certification is accompanied by a certification from the Depositary as to the Universal Warrant holdings of such participants.

(c)                                  An amendment that changes or eliminates any provision of this Agreement that has expressly been included solely for the benefit of one or more particular series of Universal Warrants, or that modifies the rights of Warrantholders of such series with respect to such provision, shall be deemed not to affect the rights under this Agreement of the Warrantholders of any other series.

(d)                                 Upon the request of the Issuer, accompanied by a copy of a Board Resolution (which Board Resolution may provide general terms or parameters for such action and may provide that the specific terms of such action may be determined in accordance with or pursuant to an Issuer Order) authorizing the execution of any such amendment, and upon the filing with the Warrant Agent of evidence of the consent of Warrantholders as aforesaid, the Warrant Agent shall join with the Issuer in the execution of such amendment unless such amendment affects the Warrant Agent’s own rights, duties or immunities under this Agreement or otherwise, in which case the Warrant Agent may in its discretion, but shall not be obligated to, enter into such amendment.  In executing, or accepting the additional duties created by, any amendment permitted by this Section, the Warrant Agent shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement.  The fact and date of the execution of any consent of Warrantholders, or the authority of the person executing the same, may be proved in any manner which the Warrant Agent (with the approval of the Issuer) deems sufficient.

(e)                                  It shall not be necessary for the consent of the Warrantholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.

Section 6.02.   Notices and Demands to the Issuer and the Warrant Agent.  If the Warrant Agent shall receive any notice or demand addressed to the Issuer by any Warrantholder pursuant to the provisions of this Agreement or the terms of the Universal Warrants of any series, the Warrant Agent shall promptly forward such notice or demand to the Issuer.

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Section 6.03.                             Addresses for Notices. Any communications to the Warrant Agent with respect to this Agreement shall be in writing addressed to The Bank of New York Mellon, 101 Barclay Street, 8W, New York, New York 10286 Attention: Corporate Finance (the “Warrant Agent’s Office”) and any communications to the Issuer with respect to this Agreement shall be addressed to Credit Suisse, One Madison Avenue, New York, New York 10010, Attention: Legal Department (Facsimile No. (212) 553-2336) (or in each case to such other address as shall be given in writing to the other party hereto).

Section 6.04.                             Notices to Warrantholders. The Issuer may cause to have notice given to the Warrantholders of any series by providing the Warrant Agent with a form of notice to be distributed by (i) in the case of Registered Warrants evidenced by Definitive Warrant Certificates, the Warrant Agent to Registered Holders by first class mail, (ii) in the case of Warrants evidenced by one or more Global Warrant Certificates, the Depositary to be distributed by the Depositary to its participants in accordance with the custom and practices of the Depositary or (iii) in the case of Bearer Warrants evidenced by Definitive Warrant Certificates, either (a) the customary notice procedures of the clearing system or clearing systems through which beneficial interests in the Bearer Warrants are owned if such Bearer Warrants are held in global form or (b) publication at least once in an Authorized Newspaper (as defined below) in The City of New York and Western Europe. “Authorized Newspaper” means a newspaper (which, in the case of The City of New York, will, if practicable, be The Wall Street Journal (Eastern Edition) and, in the case of Western Europe, will, if practicable, be the Financial Times (London Edition)) published in an official language of the country of publication customarily published at least once a day for at least five days in each calendar week and of general circulation in The City of New York, and Western Europe, as applicable. If it shall be impractical in the opinion of the Warrant Agent to make any publication of any notice required hereby in an Authorized Newspaper, any publication or other notice in lieu thereof that is made or given with the approval of the Warrant Agent shall constitute a sufficient publication of such notice.

Section 6.05.                             Obtaining of Approvals. The Issuer will from time to time take all action that may be necessary to obtain and keep effective any and all filings or notices under applicable law, which may be or become required in connection with the issuance, sale, trading, transfer or delivery of the Warrant Certificates or the exercise of the Universal Warrants.

Section 6.06.                             Persons Having Rights under this Agreement. Nothing in this Agreement expressed or implied and nothing that may be inferred from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Issuer, the Warrant Agent and the Warrantholders any right, remedy or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise or agreement hereof, and all covenants, conditions, stipulations, promises and agreements contained in this Agreement shall be for the sole and exclusive benefit of the Issuer, the Warrant Agent, their respective successors and the Warrantholders.

Section 6.07.                             Inspection of Agreement. A copy of this Agreement shall be available at all reasonable times at the Warrant Agent’s Office for inspection by the Warrantholders, participants of the Depositary certified as such by the Depositary or any person certified by any such participant to be an indirect participant of the Depositary or any person certified by any

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such participant to be a beneficial owner of a Universal Warrant, in each case, on behalf of whom such participant holds Universal Warrants.

Section 6.08.                             Officer’s Certificates and Opinions of Counsel; Statements to be Contained Therein. (a) Each certificate or opinion provided for in this Agreement and delivered to the Warrant Agent with respect to compliance with a condition or covenant provided for in this Agreement shall include (i) a statement that the person making such certificate or opinion has read such covenant or condition, (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (iii) a statement that, in the opinion of such person, such person has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with and (iv) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

(b)                                 Any certificate, statement or opinion of an officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which such officer’s certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters, information with respect to which is in the possession of the Issuer, upon the certificate, statement or opinion of or representations by an officer or officers of the Issuer, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which such officer’s certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

(c)                                  Any certificate, statement or opinion of an officer of the Issuer or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Issuer, unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which such officer’s or counsel’s, as the case may be, certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate or opinion of any independent firm of public accountants filed with and directed to the Warrant Agent shall contain a statement that such firm is independent.

Section 6.09.                             Payments Due on Saturdays, Sundays and Holidays. Except to the extent otherwise provided in the applicable Warrant Certificate, if the date fixed for any payment with respect to the Universal Warrants of any series appertaining thereto shall not be a Business Day (as defined below), then such payment need not be made on such date, but may be made on the next succeeding Business Day with same force and effect as if made on the date fixed, and no interest shall accrue for the period after such date. “Business Day” means, with respect to any Universal Warrant, a Business Day as established pursuant to Section 1.03 hereof or if the term Business Day is not so specified, Business Day means any day that is not a Saturday or Sunday

21

or a legal holiday in The City of New York or a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to be closed.

Section 6.10.                             Judgment Currency. The Issuer agrees, to the fullest extent that it may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due in respect of the Universal Warrants of any series (the “Required Currency”) into a currency in which a judgment will be rendered (the “Judgment Currency”), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Warrant Agent could purchase in The City of New York the Required Currency with the Judgment Currency on the day on which final unappealable judgment is entered, unless such day is not a New York Banking Day (as defined below), in which event, to the extent permitted by applicable law, the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Warrant Agent could purchase in The City of New York the Required Currency with the Judgment Currency on the last New York Banking Day preceding the day on which final unappealable judgment is entered and (b) its obligations under this Agreement and the terms of the Universal Warrants of such series to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment (whether or not entered in accordance with Section 3.01), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency so expressed to be payable and (iii) shall not be affected by judgment being obtained for any other sum due under this Agreement. For purposes of the foregoing, “New York Banking Day” means any day except a Saturday, Sunday or a legal holiday in The City of New York or a day on which banking institutions in The City of New York are authorized or required by law or executive order to close.

Section 6.11.                             Headings. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

Section 6.12.                             Counterparts and Facsimile. For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Agreement may be delivered by facsimile or email pdf and such facsimiles or email pdfs will be deemed as sufficient as if actual signature pages had been delivered.

Section 6.13.                             Applicable Law, Waiver of Trial by Jury. This Agreement and each Universal Warrant shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State, excluding choice of law provisions. Each of the Issuer and the Warrant Agent irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

22

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

CREDIT SUISSE

By:
Name:
Title:

By:
Name:
Title:

THE BANK OF NEW YORK MELLON

By:
Name:
Title:

EXHIBIT A

FORM OF REGISTERED CALL WARRANT CERTIFICATE

[FACE OF REGISTERED CALL WARRANT CERTIFICATE]

No.	CUSIP No.

[Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]

[Unless and until it is exchanged in whole or in part for Universal Warrants in definitive registered form, this Warrant Certificate and the Universal Warrants evidenced hereby may not be transferred except as a whole by the Depositary to the nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.]

CREDIT SUISSE

[acting through its                branch]

[Designation of Universal Warrants]

NUMBER OF WARRANTS EVIDENCED BY THIS CERTIFICATE: [UP TO                ]

[CASH SETTLEMENT VALUE PER WARRANT (OR METHOD OF DETERMINING SAME)]

WARRANT PROPERTY:

AMOUNT OF WARRANT PROPERTY PURCHASABLE PER WARRANT:

CALL PRICE PER WARRANT:

FORM OF PAYMENT OF CALL PRICE:

FORM OF SETTLEMENT:

DATES OF EXERCISE:

OTHER TERMS:

This Warrant Certificate certifies that                     , or registered assigns, is the Registered Holder of the number of [Designation of Universal Warrants] (the “Warrants”) [specified above] [specified on Schedule A hereto]. [Upon receipt by the Warrant Agent of this Warrant Certificate, the exercise notice on the reverse hereof (or an exercise notice in substantially identical form delivered herewith) (the “Exercise Notice”), duly completed and executed, at the Warrant Agent’s Window, in the Borough of Manhattan, The City of New York (which is, on the date hereof, located at the address set forth in Exhibit C to the Warrant Agreement referred to on the reverse hereof)], each Warrant evidenced hereby entitles the Registered Holder hereof to receive, subject to the terms and conditions set forth herein and in the Warrant Agreement (as defined below), from Credit Suisse [, acting through its                 branch] (the “Issuer”) the [Warrant Property] [Cash Settlement Value] per Warrant specified above [at the Call Price per Warrant set forth above, in the form set forth above (the “Exercise Property”)], for each Warrant exercised. Warrants will not entitle the Warrantholder to any of the rights of the holders of any of the Warrant Property.

Unless otherwise indicated above, a Warrant will not require or entitle a Warrantholder to buy or take delivery from the Issuer, nor will the Issuer be under any obligation to, nor will it, sell or deliver to any Warrantholder, any Warrant Property, and upon exercise of a Warrant, the Issuer will make only a cash payment in the amount of the Cash Settlement Value per Warrant. Warrantholders will not receive any interest on any Cash Settlement Value.

[Credit Suisse and each Warrantholder agree (in the absence of an administrative determination, judicial ruling or other authoritative guidance to the contrary) to characterize and treat each Warrant as [•] for U.S. federal income tax purposes.]

Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof, and such further provisions shall for all purposes have the same effect as though fully set forth in this place.

This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

Dated as of

CREDIT SUISSE
[acting through its branch]

By:
Name:
Title:

By:
Name:
Title:

Countersigned:

THE BANK OF NEW YORK MELLON
as Warrant Agent

By:
Authorized Signatory

[REVERSE OF REGISTERED CALL WARRANT CERTIFICATE]

CREDIT SUISSE

[acting through its                  branch]

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Universal Warrants issued by the Issuer pursuant to a Warrant Agreement, dated as of       , 2009 (the “Warrant Agreement”), between the Issuer and The Bank of New York Mellon (the “Warrant Agent”) and are subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions each Warrantholder consents by acceptance of this Warrant Certificate or a beneficial interest therein and which Warrant Agreement is hereby incorporated by reference in and made a part of this Warrant Certificate. Without limiting the foregoing, all capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Warrant Agreement. A copy of the Warrant Agreement is on file at the Warrant Agent’s Office. The Warrants [constitute] [are a part of] a separate series of Universal Warrants under the Warrant Agreement known as                 .

The Warrants are unsecured contractual obligations of the Issuer and rank pari passu with the Issuer’s other unsecured contractual obligations and with the Issuer’s unsecured and unsubordinated debt.

The Warrant Agreement and the terms of the Warrants are subject to amendment as provided in the Warrant Agreement.

This Warrant Certificate shall be governed by, and interpreted in accordance with, the laws of the State of New York.

[Designation of Universal Warrants]

Exercise Notice

The Bank of New York Mellon

[Address]

Attention: [                 ]

The undersigned (the “Registered Holder”) hereby irrevocably exercises                Warrants (the “Exercised Warrants”) and delivers to you herewith a Warrant Certificate or Certificates, registered in the Registered Holder’s name, representing a number of Warrants at least equal to the number of Exercised Warrants[, and the Exercise Property with respect thereto].

The Registered Holder hereby directs the Warrant Agent (a) to deliver the [Warrant Property] [Cash Settlement Value] as follows:

and (b) if the number of Exercised Warrants is less than the number of Warrants represented by the enclosed Warrant Certificate, to deliver a Warrant Certificate representing the unexercised Warrants to:

Dated:

(Registered Holder)

By:
Authorized Signatory
Address:
Telephone:

[If Warrant is a Global Warrant, insert this Schedule A.]

SCHEDULE A

[Designation of Universal Warrants]

GLOBAL UNIVERSAL WARRANT
SCHEDULE OF EXCHANGES

The initial number of Universal Warrants represented by this Global Universal Warrant is                             . In accordance with the Warrant Agreement dated as of            , 2009 between the Issuer and The Bank of New York Mellon, as Warrant Agent, the following reductions as a result of the exercise of the number of Universal Warrants indicated below have been made:

Date of Exchange or Exercise	Number of Universal Warrants Exercised	Reduced Number Outstanding Following Such Exercise	Notation Made by or on Behalf of Warrant Agent

EXHIBIT B

FORM OF REGISTERED PUT WARRANT CERTIFICATE

[FACE OF REGISTERED PUT WARRANT CERTIFICATE]

No.	CUSIP No.

[Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]

[Unless and until it is exchanged in whole or in part for Universal Warrants in definitive registered form, this Warrant Certificate and the Universal Warrants evidenced hereby may not be transferred except as a whole by the Depositary to the nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.]

CREDIT SUISSE

[acting through its          branch]

[Designation of Universal Warrants]

NUMBER OF WARRANTS EVIDENCED BY THIS CERTIFICATE: [UP TO                       ]

CASH SETTLEMENT VALUE PER WARRANT (OR METHOD OF DETERMINING SAME):

[WARRANT PROPERTY:]

[AMOUNT OF WARRANT PROPERTY SALABLE PER WARRANT:]

[PUT PRICE FOR SUCH SPECIFIED AMOUNT OF WARRANT PROPERTY PER WARRANT:]

[METHOD OF DELIVERY OF ANY WARRANT PROPERTY TO BE DELIVERED FOR SALE UPON EXERCISE OF WARRANTS:]

DATES OF EXERCISE:

OTHER TERMS:

This Warrant Certificate certifies that                 , or registered assigns, is the Registered Holder of the number of [Designation of Universal Warrants] (the “Warrants” ) [specified above] [specified on Schedule A hereto].  [Upon receipt by the Warrant Agent of this Warrant Certificate, the exercise notice on the reverse hereof (or an exercise notice in substantially identical form delivered herewith) (the “Exercise Notice”), duly completed and executed, at the Warrant Agent’s Window in the Borough of Manhattan, The City of New York (which is, on the date hereof, located at the address set forth in Exhibit C to the Warrant Agreement referred to on the reverse hereof)], each Warrant evidenced hereby entitles the Registered Holder hereof to receive, subject to the terms and conditions set forth herein and in the Warrant Agreement (as defined below), from Credit Suisse [, acting through its              branch] (the “Issuer”), the [Cash Settlement Value] [Put Price] per Warrant specified above [for the Amount of Warrant Property Salable per Warrant set forth above, as adjusted, if applicable], for each Warrant exercised.

Unless otherwise indicated above, a Warrant will not require or entitle a Warrantholder to sell or deliver to the Issuer, nor will the Issuer be under any obligation to, nor will it, purchase or take delivery from any Warrantholder of, any Warrant Property, and upon exercise of a Warrant, the Issuer will make only a cash payment in the amount of the Cash Settlement Value or Put Price per Warrant.  Warrantholders will not receive any interest on any Cash Settlement Value.

Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth in this place.

This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

Dated as of

CREDIT SUISSE
[acting through its branch]

By:
Name:
Title:

By:
Name:
Title:

Countersigned:
THE BANK OF NEW YORK MELLON
as Warrant Agent

By:
Authorized Signatory

[REVERSE OF REGISTERED PUT WARRANT CERTIFICATE]

CREDIT SUISSE

[acting through its                branch]

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Universal Warrants issued by the Issuer pursuant to a Warrant Agreement, dated as of        , 2009 (the “Warrant Agreement”), between the Issuer and The Bank of New York Mellon (the “Warrant Agent”) and are subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions each Warrantholder consents by acceptance of this Warrant Certificate or a beneficial interest therein and which Warrant Agreement is hereby incorporated by reference in and made a part of this Warrant Certificate.  Without limiting the foregoing, all capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Warrant Agreement.  A copy of the Warrant Agreement is on file at the Warrant Agent’s Office.  The Warrants [constitute] [are a part of] a separate series of Universal Warrants under the Warrant Agreement known as                            .

The Warrants are unsecured contractual obligations of the Issuer and rank pari passu with the Issuer’s other unsecured contractual obligations and with the Issuer’s unsecured and unsubordinated debt.

The Warrant Agreement and the terms of the Warrants are subject to amendment as provided in the Warrant Agreement.

This Warrant Certificate shall be governed by, and interpreted in accordance with, the laws of the State of New York.

[Designation of Universal Warrants]

Exercise Notice

The Bank of New York Mellon
[Address]

Attention: [                    ]

The undersigned (the “Registered Holder”) hereby irrevocably exercises              Warrants (the “Exercised Warrants”) and delivers to you herewith a Warrant Certificate or Certificates, registered in the Registered Holder’s name, representing a number of Warrants at least equal to the number of Exercised Warrants [, and the Warrant Property with respect thereto].

The Registered Holder hereby directs the Warrant Agent (a) to deliver the [Cash Settlement Value] [Put Price] per Warrant as follows:

and (b) if the number of Exercised Warrants is less than the number of Warrants represented by the enclosed Warrant Certificate, to deliver a Warrant Certificate representing the unexercised Warrants to:

Dated:

(Registered Holder)

By:
Authorized Signatory
Address:
Telephone:

[If Warrant is a Global Warrant, insert this Schedule A.]

[Designation of Universal Warrants]

SCHEDULE A

GLOBAL UNIVERSAL WARRANT
SCHEDULE OF EXCHANGES

The initial number of Universal Warrants represented by this Global Universal Warrant is               .  In accordance with the Warrant Agreement dated as of                   , 2009 between the Issuer and The Bank of New York Mellon, as Warrant Agent, the following reductions as a result of the exercise of the number of Universal Warrants indicated below have been made:

Date of Exchange or Exercise	Number of Universal Warrants Exercised	Reduced Number Outstanding Following Such Exercise	Notation Made by or on Behalf of Warrant Agent

EXHIBIT C

FORM OF NOTICE OF NEW REGISTRATION STATEMENT

[date]

The Bank of New York Mellon

101 Barclay Street

Corporate Trust Window

First Floor

New York, New York 10286

Ladies and Gentlemen:

Re:                               Registration Statement on Form F-3ASR (No.[    ])

In accordance with the provisions of the Distribution Agreement dated May 26, 2009 and as supplemented and amended from time to time, we hereby notify you that an Automatic Shelf Registration Statement on Form F-3ASR (No.  [    ]) as defined in Rule 405 under the Securities Act of 1933, as amended, and relating to the Securities was filed by Credit Suisse with the U.S. Securities and Exchange Commission (the “Commission”) on [date], [also identify any amendments filed] (the “New Registration Statement”) and became effective upon such filing.

Accordingly, the file number contained in the first sentence of Section 2(a) of the Distribution Agreement shall be hereafter deemed to refer to the file number of the New Registration Statement and all references in the Distribution Agreement to the “Registration Statement” shall be hereafter deemed to refer to the New Registration Statement.

Very truly yours,

CREDIT SUISSE

By
Name:
Title:

Acknowledged and confirmed as of the date set forth above.

[DISTRIBUTOR]

By
Name:
Title:

EXHIBIT D

FORM OF DISTRIBUTOR ACCESSION CONFIRMATION — PROGRAM

To:  [Name and address of new Distributor]

[Date]

Re:                               Registered Warrant Program

Ladies and Gentlemen:

We refer to the Distribution Agreement dated as of May 26, 2009 (which agreement, as amended from time to time, is herein referred to as the “Distribution Agreement”) entered into in respect of the above-referenced Warrant Program and hereby acknowledge receipt of your Distributor Accession Letter to us dated [       ].  Terms used and not otherwise defined herein shall have the meanings ascribed to them in the Distribution Agreement.

In accordance with Section 3(a) of the Distribution Agreement, we hereby confirm that, with effect from the date hereof, you shall become a party to, and a Distributor under, the Distribution Agreement, vested with all the authority, rights and powers, and subject to all the duties and obligations of a Distributor as if originally named as such under the Distribution Agreement.

Yours faithfully,

CREDIT SUISSE

By:
Name:
Title:

By:
Name:
Title:

cc:	Distributor(s)
Warrant Agent

EXHIBIT E

FORM OF DISTRIBUTOR ACCESSION LETTER — PROGRAM

Credit Suisse

One Madison Avenue

New York, NY 10010

Attn:  Legal Department

[Date]

Re:          Registered Warrant Program

Ladies and Gentlemen:

We refer to the Distribution Agreement dated as of May 26, 2009, entered into in respect of the above-referenced Warrant Program (which agreement, as amended from time to time, is herein referred to as the “Distribution Agreement”).  Terms used and not otherwise defined herein shall have the meanings ascribed to them in the Distribution Agreement.

We confirm that we are in receipt of the documents referenced below (except to the extent we have waived delivery of such documents):

•                                          a copy of the Distribution Agreement;

•                                          a signed copy of the Registration Statement, including all exhibits, in the form it became effective, and of all amendments and supplements thereto; and

•                                          copies of the documents most recently delivered pursuant to Section 6 of the Distribution Agreement,

and have found them to our satisfaction.

For the purposes of Section 13 of the Distribution Agreement our notice details are as follows:

[insert name, address, telephone, fax, email address and attention].

In consideration of the Issuer appointing us as a Distributor under the Distribution Agreement, we hereby undertake, for the benefit of the Issuer and each of the other Distributors, that we will perform and comply with all the duties and obligations expressed to be assumed by a Distributor under or pursuant to the Distribution Agreement.  We also undertake to deliver to The Depository Trust Company of New York such pricing letters as it may reasonably require from us in connection with the offer and sale of the Securities comprising the Issue.

This letter is governed by, and shall be construed in accordance with, the laws of the State of New York.

Yours faithfully,

[Name of new Distributor]

By:
Name:
Title:

cc:	Distributor(s)
Warrant Agent

E-2

EXHIBIT F

FORM OF DISTRIBUTOR ACCESSION CONFIRMATION — WARRANT ISSUE

To:  [Name and address of new Distributor]

[Date]

Re:          Registered Warrant Program

Ladies and Gentlemen:

We refer to the Distribution Agreement dated as of May 26, 2009 (which agreement, as amended from time to time, is herein referred to as the “Distribution Agreement”) entered into in respect of the above-referenced Warrant Program and hereby acknowledge receipt of your Distribution Accession Letter to us dated [         ].  Terms used and not otherwise defined herein shall have the meanings ascribed to them in the Distribution Agreement.

In accordance with Section 3(a) of the Distribution Agreement, we hereby confirm that, with effect from the date hereof solely in respect of the issue of [    ] Securities due [     ] (the “Issue”)(4), you shall become a party to, and a Distributor under, the Distribution Agreement, vested with all the authority, rights and powers, and subject to all duties and obligations of a Distributor in relation to the Issue as if originally named as such under the Distribution Agreement.

Such appointment is limited to the Issue and is not for any other issue of Securities of the Issuer pursuant to the Distribution Agreement and such appointment will terminate upon issue of the Securities comprising the Issue but without prejudice to any rights, duties or obligations which have arisen prior to such termination.

Yours faithfully,

CREDIT SUISSE

By:
Name:
Title:

By:
Name:
Title:

cc:	Distributor(s)
Warrant Agent

(4)	Specify a group of issues, if appropriate.

EXHIBIT G

FORM OF DISTRIBUTOR ACCESSION LETTER — WARRANT ISSUE

Credit Suisse

One Madison Avenue

New York, NY 10010

Attn:  Legal Department

[Date]

Re:                               Registered Warrant Program

Ladies and Gentlemen:

We refer to the Distribution Agreement dated as of May 26, 2009, entered into in respect of the above-referenced Warrant Program (which agreement, as amended from time to time, is herein referred to as the “Distribution Agreement”).  Terms used and not otherwise defined herein shall have the meanings ascribed to them in the Distribution Agreement.

We confirm that we are in receipt of the documents referenced below (except to the extent that we have waived delivery of such documents):

•                                          a copy of the Distribution Agreement;

•                                          a signed copy of the Registration Statement, including all exhibits, in the form it became effective, and of all amendments and supplements thereto; and

•                                          copies of the documents most recently delivered pursuant to Section 6 of the Distribution Agreement,

and have found them to our satisfaction.

For the purposes of Section 13 of the Distribution Agreement our notice details are as follows:

[insert name, address, telephone, fax, email address and attention].

In consideration of the Issuer appointing us as a Distributor solely in respect of the issue of [        ] Securities due [    ] (the “Issue”) under the Distribution Agreement, we hereby undertake, for the benefit of the Issuer and each of the other Distributors, that, in relation to the Issue, we will perform and comply with all the duties and obligations expressed to be assumed by a Distributor under or pursuant to the Distribution Agreement.  We also undertake to deliver to The Depository Trust Company of New York such pricing letters as it may reasonably require from us in connection with the offer and sale of the Securities comprising the Issue.

We acknowledge that such appointment is limited to the Issue and is not for any other issue of Securities of the Issuer pursuant to the Distribution Agreement and that such appointment will terminate upon issue of the Securities comprising the Issue but without prejudice to any rights, duties or obligations which have arisen prior to such termination.

This letter is governed by, and shall be construed in accordance with, the laws of the State of New York.

Yours faithfully,

[Name of new Distributor]

By:
Name:
Title:

cc:	Distributor(s)
Warrant Agent

G-2